As filed October 9, 2007	File No. 333-145360

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Healthy Fast Food, Inc.
(Name of small business issuer in its charter)

Nevada (State or jurisdiction of incorporation or organization)	5812 (Primary Standard Industrial Classification Code Number)	43-2092180 (I.R.S. Employer Identification No.)

1075 American Pacific, Suite C
Henderson, Nevada 89074
(702) 448-5301
(Address and telephone number of principal executive offices)

1075 American Pacific, Suite C
Henderson, Nevada 89074
 (Address of principal place of business or intended principal place of business)

Henry E. Cartwright, President
Healthy Fast Food, Inc.
1075 American Pacific, Suite C
Henderson, Nevada 89074
 (702) 448-5301
(Name, address and telephone number of agent for service)

Copies of all communications to:
Fay M. Matsukage, Esq. Dean M. Smurthwaite, Esq. Dill Dill Carr Stonbraker & Hutchings, P.C. 455 Sherman Street, Suite 300 Denver, Colorado 80203 (303) 777-3737; (303) 777-3823 fax	Mark A. von Bergen, Esq. Jason H. Barker, Esq. Holland & Knight LLP 2300 US Bancorp Tower 111 SW Fifth Avenue Portland, Oregon 97204 (503) 243-2300; (503) 241-8014 fax

Approximate date of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   [  ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee
Units, each unit consisting of: (2)	2,875,000	$6.00	$17,250,000	$529.58
(i) one share of common stock;	2,875,000	--	--	--
(ii) one redeemable Class A warrant to purchase one share of common stock; and (3)	2,875,000	--	--	--
(iii) one redeemable Class B warrant to purchase one share of common stock (3)	2,875,000	--	--	--
Representative’s warrants (3)(4)	250,000	--	--	--
Units issuable upon exercise of the representative’s warrants, each consisting of:	250,000	$7.20	$1,800,000	$55.26
(i) one share of common stock;	250,000	--	--	--
(ii) one redeemable Class A warrant to purchase one share of common stock; and	250,000	--	--	--
(iii) one redeemable Class B warrant to purchase one share of common stock	250,000	--	--	--
Common stock issuable upon exercise of Class A warrants, including Class A warrants underlying the representative’s warrants (2)(3)	3,125,000	$7.20	$22,500,000	$690.75
Common stock issuable upon exercise of Class B warrants, including Class B warrants underlying the representative’s warrants (2)(3)	3,125,000	$12.00	$37,500,000	$1,151.25
Total			$79,050,000	$2,426.84

________________
(1)	Estimated solely for purposes of calculating the amount of the registration fee paid pursuant to Rule 457(g) under the Securities Act.

(2)	Includes 375,000 units which the underwriters have the option to purchase to cover over-allotments, if any.

(3)
Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such additional indeterminate number of securities as may become issuable pursuant to the anti-dilution provisions of the public warrants and the representative’s warrants.

(4)	In connection with the sale of the units, the registrant will issue to the representative of the underwriters warrants to purchase, in the aggregate, up to 250,000 units.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We have filed a registration statement with the Securities and Exchange Commission relating to this offering. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 9, 2007

PRELIMINARY PROSPECTUS

2,500,000 Units
Each unit consisting of one share of common stock,
one redeemable Class A warrant,
and one redeemable Class B warrant

Healthy Fast Food, Inc.

This is a firm commitment initial public offering of 2,500,000 units by Healthy Fast Food, Inc.  Each unit consists of one share of common stock, one redeemable Class A warrant and one redeemable Class B warrant, each warrant to purchase one share of common stock.  The common stock and warrants will trade only as part of a unit for 30 days following the date of this prospectus, after which the common stock and warrants will trade separately.

Prior to this offering, there has been no public market for our securities.  We have applied to have the units, the common stock, the Class A public warrants and the Class B public warrants quoted on the Nasdaq Capital Market under the symbols ____U, ____, ____W and ____Z, respectively.

The initial public offering price of our units is $6.00 per unit.  The aggregate price of the units offered hereby, excluding units that may be sold on exercise of the underwriters’ over-allotment option, is $15,000,000.

These are speculative securities.  Investing in the units involves significant risks.  You should purchase these securities only if you can afford a complete loss of your investment.  See “Risk Factors” beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Unit	Total
Initial public offering price	$6.00	$15,000,000
Underwriting discount	$0.42	$1,050,000
Proceeds to us, before expenses	$5.58	$13,950,000

The expenses of this offering will include a non-accountable expense allowance of 3% of the gross proceeds of this offering payable to Paulson Investment Company, Inc., the representative of the underwriters.  Additionally, we have granted the underwriters a 45-day option to purchase up to an additional 375,000 units to cover over-allotments and have agreed to issue to the representative of the underwriters warrants to purchase a total of 250,000 units at a price per unit equal to 120% of the initial offering price of the units, which warrants are exercisable at any time beginning one year after the date of this prospectus until the fifth anniversary of the date of this prospectus.

Paulson Investment Company, Inc.
______________________________

The date of this prospectus is ____________, 2007.

"Combo" meal, consisting of a burger, air fries and shake

Interior of EVOS restaurant in Henderson, Nevada

Until _________, 2007 (the 25th day after the date of this prospectus), all dealers effecting transactions in our units, whether or not participating in this offering, may be required to make available a prospectus.  This is in addition to the obligation of dealers to make available a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

EVOS USA, INC. IS NOT DIRECTLY OR INDIRECTLY THE ISSUER OF THE SECURITIES OFFERED HEREBY AND ASSUMES NO RESPONSIBILITY WITH RESPECT TO THIS OFFERING AND/OR THE ADEQUACY OR ACCURACY OF THE INFORMATION DESCRIBED HEREIN, INCLUDING ANY STATEMENTS MADE WITH RESPECT TO IT.  EVOS USA, INC. DOES NOT ENDORSE OR MAKE ANY RECOMMENDATION WITH RESPECT TO THE INVESTMENT CONTEMPLATED BY THIS OFFERING.

The EVOS® name, design, logos and related marks are registered trademarks/service marks of EVOS Food Creations, Inc., an affiliate of EVOS USA, Inc.  AirfriesTM, AirbakedTM and Ketchup KarmaTM are trademarks of EVOS Food Creations, Inc.  This prospectus also includes tradenames, trademarks and service marks of other companies and organizations.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 7.  References to “we,” “us,” “our,” “Healthy Fast Food” or the “company” mean Healthy Fast Food, Inc.

Our Company

We currently own and operate an EVOS restaurant in Henderson, Nevada, a suburb of Las Vegas, and plan to open a second EVOS restaurant in Henderson in the next six to nine months.  We are a franchisee of EVOS USA, Inc., which offers EVOS fast food restaurant franchises.  As a franchisee, we must operate our EVOS restaurant in accordance with procedures and rules established by EVOS USA, Inc., which cover all aspects of restaurant operation.

The EVOS restaurant concept delivers healthier food in a fast food restaurant setting.  EVOS restaurants serve American favorites such as burgers, french fries, shakes and smoothies that are lower in fat and calories than most of the fast food restaurants that offer the same items.  EVOS restaurants also use cooking techniques, such as baking instead of frying, and high quality, healthy ingredients to create healthier items.

We have the right to open “company-owned” locations in our exclusive territory covering the following 12 states: Arizona, California, Colorado, Kansas, Nevada, New Mexico, Ohio, Oklahoma, Oregon, Texas, Utah and Washington.  We plan to use most of the net proceeds of this offering to open approximately 20 company-owned EVOS restaurants in Southern California and the Las Vegas area.  The remainder of the proceeds will be used for marketing, franchise development and working capital.

Additionally, we are an area representative for EVOS USA, Inc., and have the exclusive right to develop EVOS restaurants and solicit prospective franchise owners in our 12-state territory.  We are currently soliciting only those prospective franchise owners who have the expertise and experience to successfully manage a multi-restaurant operation.  As of September 30, 2007, we have solicited a franchisee for the Central California area, which is planning to open its restaurant in the next six to nine months.  As an area representative, we will be responsible for training franchisees in our territory and assisting them in all aspects of opening their restaurants.  Once the franchisees are in operation, we will have ongoing responsibilities for monitoring, inspecting, and auditing the franchised restaurants in our territory and providing assistance to the franchise owners.

As of September 30, 2007, EVOS USA, Inc. has only three company-owned restaurants and one franchised restaurant in operation.

Our corporate offices are located at 1075 American Pacific, Suite C, Henderson, Nevada 89074, where our telephone number is (702) 448-5301.  Our EVOS restaurant is located at 10895 South Eastern Avenue, Henderson, Nevada 89052.

This Offering

Securities offered
2,500,000 units.  Each unit consists of one share of common stock, one redeemable Class A public warrant and one redeemable Class B public warrant, each warrant to purchase one share of common stock.  The common stock and warrants will trade only as a unit for 30 days following the date of this prospectus, after which the common stock and warrants will each trade separately.

Class A public warrants
The Class A public warrants included in the units will be exercisable to purchase one share of common stock commencing 30 days after the date of this prospectus.  The exercise price of each Class A warrant is $7.20.  The Class A warrants expire on the fifth anniversary of the date of this prospectus, but if the warrants are not exercisable at that time because a current registration statement for the underlying shares is not available, then the expiration date will be extended for 30 days following notice from us that the warrants are again exercisable.  Nevertheless, there is a possibility that the warrants will never be exercisable when in-the-money or otherwise, and that warrant holders will never receive shares or payment of cash in settlement of the warrants.  See page 12 of “Risk Factors” for more details.

We have the right to redeem the Class A warrants, beginning six months after the closing of this offering, at a redemption price of $0.25 per warrant at any time after the date on which the closing price of our common stock, as reported on the Nasdaq Capital Market, has equaled or exceeded $10.20 for five consecutive trading days.  We are required to provide 30 days’ prior written notice to the Class A warrant holders of our intention to redeem the warrants.

Class B public warrants
The Class B public warrants included in the units will be exercisable to purchase one share of common stock commencing 30 days after the date of this prospectus.  The exercise price of a Class B warrant is $12.00.  The Class B warrants expire on the fifth anniversary of the date of this prospectus, but if the warrants are not exercisable at that time because a current registration statement for the underlying shares is not available, then the expiration date will be extended for 30 days following notice from us that the warrants are again exercisable.  Nevertheless, there is a possibility that the warrants will never be exercisable when in-the-money or otherwise, and that warrant holders will never receive shares or payment of cash in settlement of the warrants.  See page 12 of “Risk Factors” for more details.

We have the right to redeem the Class B warrants, beginning six months after the closing of this offering, at a redemption price of $0.25 per warrant at any time after a total of 25 EVOS restaurants have been opened in our exclusive 12-state territory.  We are required to provide 30 days’ prior written notice to the Class B warrant holders of our intention to redeem the warrants.

Common stock outstanding after this offering	3,893,350 shares

Use of proceeds	To open approximately 20 EVOS restaurants in Southern California and the Las Vegas area and for marketing, franchise development and working capital.

Proposed Nasdaq Capital Market symbols	Units: ______U Common Stock: _____ Class A warrants: _____W Class B warrants: _____Z

We effected a 1-for-2 reverse stock split on our issued and outstanding shares of common stock as of June 30, 2007, thereby reducing the number of shares issued and outstanding to 1,393,350.  Unless the context indicates otherwise, all share and per-share common stock information in this prospectus:

•	assumes the initial public offering price of $6.00 per unit;

•	assumes no exercise of the Class A and Class B warrants;

•	assumes no exercise of the underwriters’ over-allotment option to purchase up to 375,000 units;

•	assumes no exercise of the representative’s warrants to purchase a total of 250,000 units;

•	excludes 470,000 shares reserved under our 2007 Stock Option Plan;

•	assumes no exercise of any other outstanding warrants or options; and

•	gives effect to the 1-for-2 reverse stock split.

Because each unit offered hereby consists of one share of common stock, one Class A public warrant and one Class B public warrant, whenever there is a reference in this prospectus to the “per share price” of the unit sold in this offering, the price refers to the price of the one share of common stock contained in the unit, with no value allocated to the warrants.

Summary Financial Data

The following summary financial data is derived from our interim (unaudited) financial statements the six months ended June 30 and 2006 and the our audited financial statements for the year ended December 31, 2006 and the period from November 1, 2005 (inception) through December 31, 2005.  Our results of operations for any interim period do not necessarily indicate our results of operations for the full year.  You should read this summary financial data in conjunction with “Plan of Operation” and our financial statements.

INCOME STATEMENT DATA:
	Six Months Ended June 30
	2007 (Unaudited)	2006 (Unaudited)	Year Ended December 31, 2006	November 1, 2007 (inception) through December 31, 2005
Revenues	$538,113	$-	$131,870	$-
Net loss	$(330,533)	$(22,782)	$(337,073)	$(424)
Net loss per common share (basic and diluted)	$(0.27)	$(0.03)	$(0.39)	$(0.00)

BALANCE SHEET DATA:
	June 30, 2007	December 31,
	(Unaudited)	2006	2005
Working capital (deficit)	$1,013,706	$(287,069)	$1,326
Total assets	$1,977,172	$795,184	$10,126
Long-term debt	$-	$-	$-
Stockholders’ equity	$1,754,361	$331,618	$1,326

None of our revenues were from the sourcing of franchisees for EVOS USA, Inc.

RISK FACTORS

An investment in our securities involves a high degree of risk and many uncertainties.  You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this prospectus, before purchasing our units in this offering.  If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering.  The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Risks Related to Our Business

The fast-food segment of the restaurant industry is highly competitive.

We operate in the fast food segment of the restaurant industry, which is highly competitive with respect to, among other things, taste, consumer trends, price, food quality and presentation, service, location and the ambiance and condition of the restaurant.  Our competition includes a variety of locally owned restaurants, as well as national and regional chains.  Our competitors offer dine-in, carry-out, delivery and drive-through services.  Most of our competitors have existed longer and often have a more established brand and market presence with substantially greater financial, marketing, personnel and other resources than us or our franchisor, EVOS USA, Inc.  Among our main competitors are a number of multi-unit, multi-market healthier fast food restaurant concepts, some of which are expanding nationally.  As we expand, our existing restaurants may face competition from new restaurants that begin operating in existing markets.

Several of our competitors compete by offering menu items that are specifically identified as low in fat, carbohydrates and calories, better for customers, or otherwise targeted at healthier consumer preferences.  Many of our competitors in the fast food segment of the restaurant industry also emphasize lower cost, “value meal” menu options, which is a strategy EVOS pursues.

Moreover, new companies will likely enter our healthy fast food markets and target our customers.  For example, additional competitive pressures have come recently from the deli sections and in-store cafés of several major grocery chains, including those targeted at customers who want higher quality and healthier food, as well as from convenience stores and casual dining outlets.  These competitors may have, among other things, lower operating costs, better locations, better brand awareness, better facilities, better management, more effective marketing and more efficient operations than we do.

In the restaurant industry, labor is a primary operating cost component.  Competition for qualified employees could also require us to pay higher wages to attract a sufficient number of employees.

We also expect to compete for restaurant locations with other fast food restaurants.  Until the EVOS name is better recognized, landlords may prefer well-known fast food restaurants over us and we may experience difficulties in securing desirable restaurant locations.

All of these competitive factors may adversely affect us and reduce our sales and profits.

We face risks associated with the expansion of our restaurant operations.

The success of our business model depends on our ability to open either company-owned or franchised EVOS restaurants.  Under the terms of the area representative agreement we have entered into with EVOS USA, Inc., we have the exclusive right to open and sell franchises for EVOS restaurants in 12 states:  Arizona, California, Colorado, Kansas, Nevada, New Mexico, Ohio, Oklahoma, Oregon, Texas, Utah and Washington.

The agreement requires us to open a certain number of EVOS restaurants in each of these states within stated timeframes.  Overall, we are required to open 207 EVOS restaurants by May 31, 2017.  We may not have the funds required to open additional restaurants or be able to identify and secure sufficient restaurant sites that we consider favorable in order to satisfy the requirements of the agreement.  The agreement gives EVOS USA, Inc. certain remedies in the event we fail to comply with the opening schedule in a timely manner.  These remedies include, under certain circumstances, the right to reduce the number of restaurants we may develop in the related territory, to terminate our exclusive right to develop restaurants in the related territory, or to terminate the area representative agreement.

Our success depends on our ability to operate and manage our growing operations.  Our ability to expand successfully will depend upon a number of factors, including the following:

•	the availability and cost of suitable restaurant locations for development;

•	the hiring, training, and retention of additional management and restaurant personnel in each local market;

•	obtaining financing and negotiating leases with acceptable terms;

•	managing construction and development costs of new restaurants at affordable levels, particularly in competitive markets;

•	the availability of construction materials and labor;

•	securing required governmental approvals (including construction, parking and other permits) in a timely manner;

•	the continued development and implementation of management information systems;

•	competitive factors; and

•	general economic and business conditions.

Increased construction costs and delays resulting from governmental regulatory approvals, strikes, or work stoppages, adverse weather conditions, and various acts of God may also affect the opening of new restaurants.  Moreover, newly opened restaurants may operate at a loss for a period following their initial opening.  The length of this period will depend upon a number of factors, including the time of the year the restaurant is opened, the sales volume, and our ability to control costs.

We may not successfully achieve our expansion goals.  Additional restaurants that we develop may not be profitable.  In addition, the opening of additional restaurants in an existing market may have the effect of drawing customers from and reducing the sales volume of our existing restaurants in those markets.

We may not be able to successfully execute a franchising and area developer strategy.

To achieve our expansion goals within our desired timeframe, we have adopted a franchising and area developer model into our business strategy for our exclusive 12-state  territory.  As an EVOS franchisee, our company will open new company-owned restaurants.  As an area developer, we will solicit others to become EVOS franchisees.  We have not used a franchising or area developer model in the past and may not be successful in attracting franchisees and developers to the EVOS concept or identifying franchisees and developers that have the business abilities or access to financial resources necessary to open our restaurants or to develop or operate successfully our restaurants in a manner  consistent with our standards.  Incorporating a franchising and area developer model into our strategy has required us to devote significant management and financial resources to prepare for and support the eventual sale of franchises.  If we are not successful in incorporating a franchising or area developer model into our strategy, we may experience delays  in our growth, or may not be able to expand and grow our business.

Our auditors have substantial doubt about our ability to continue as a going concern.

In their report prepared in connection with our 2006 financial statements, our auditors included an explanatory paragraph stating that, because we have a deficit of $337,497 at December 31, 2006, there is substantial doubt about our ability to continue as a going concern.  Our continued existence will depend in large part upon our ability to raise sufficient capital through debt and equity offerings to increase funds available for restaurant development and working capital.  Under the terms of our area representative agreement, we must have five restaurants opened in our territory by May 31, 2008.  If we fail to do so, EVOS USA, Inc. has the right to terminate our area representative agreement, which would cause us to lose our exclusive right to develop the 12-state territory.

This offering is a principal element of our plan to obtain the necessary funds to open these restaurants.  If we cannot successfully continue as a going concern, our stockholders may lose their entire investment.  Persons who cannot afford to lose their entire investment should not invest in this offering.

We depend on our franchisor, EVOS USA, Inc., which has limited experience.

Our success depends, to a significant extent, on the viability of the EVOS restaurant concept and the overall success of the EVOS system.  EVOS USA, Inc. is an inexperienced franchisor with a limited history of franchise operations.  As of July 31, 2007, in addition to our franchise, EVOS USA, Inc. has awarded five franchises and our restaurant in Henderson is the only franchised location in operation.  Entities affiliated with EVOS USA, Inc. operate three company-owned restaurants in Tampa and St. Petersburg, Florida.  We do not believe that the EVOS brand is currently recognized outside of the Tampa Bay area except, to a limited extent, in the Henderson area where we have opened our first restaurant.  We have no control over the management or operation of EVOS USA, Inc. or other EVOS restaurant franchisees.

A variety of factors affecting EVOS USA, Inc. or the EVOS concept could have a material adverse effect on our business.  These factors include the following:

•	any business or financial reversals that EVOS USA, Inc. may encounter;

•	a failure by EVOS USA, Inc. to protect and promote the EVOS name or restaurant concept;

•	the inability to attract and select franchise owners with proper knowledge, experience and financial resources to operate their franchises successfully;

•	the inability or failure of EVOS USA, Inc. to evaluate, support and monitor its franchisees, including our company; and

•	negative publicity with respect to EVOS USA, Inc. or the EVOS name.

The future results of our operations will not necessarily reflect the results achieved by EVOS USA, Inc. or its other franchisees, but will depend more upon such factors as the effectiveness of our management team, the particular tastes of the consumers in our target markets, the locations and markets of our restaurants, and the operating results of those restaurants.

Our expansion into new markets may present increased risks due to our unfamiliarity with those areas and our target customers’ unfamiliarity with the EVOS brand.

Our first restaurant is located, and future restaurants will be located, in markets where EVOS USA, Inc. has no operating experience.  As a result, our current restaurant and new restaurants may be less successful than restaurants in existing markets of EVOS USA, Inc.  Consumers in our new markets will not be familiar with the EVOS brand, and we may need to build brand awareness in those markets through greater investments in advertising and promotional activity than we originally planned.  We may find it more difficult in our  markets to secure desirable restaurant locations and to hire, motivate and keep qualified employees.

We are an early-stage venture with little operating history, and our prospects are difficult to evaluate.

We have operated our only restaurant since October 2006.  Our activities prior to that date were limited to developing our business, raising capital to implement our business plan and preparing to solicit prospective franchise owners.  Therefore, there is little historical financial information related to operations available upon which you may base your evaluation of our business and prospects.  The revenue and income potential of our business is unproven.  If we are unable to develop our business, we will not achieve our goals and could suffer economic loss or collapse, in which case you may lose your entire investment.

We expect to incur losses in the near future, which may impact our ability to implement our business strategy and adversely affect our financial condition.

We expect to significantly increase our operating expenses by expanding our marketing activities and increasing our level of capital expenditures in order to grow our business.  Such increases in operating expense levels and capital expenditures may adversely affect our operating results if we are unable to immediately realize benefits from such expenditures.  In addition, if we are unable to manage a significant increase in operating expenses, our liquidity will likely decrease and negatively impact our cash flow and ability to sustain operations.  In turn, this would have a negative impact on our financial condition and share price.

We also expect that our operating expenses will significantly increase as a result of becoming a public company following this offering.  We cannot assure you that we will be profitable or generate sufficient profits from operations in the future.  If our revenues do not grow, we may experience a loss in one or more future periods.  We may not be able to reduce or maintain our expenses in response to any decrease in our revenue, which may impact our ability to implement our business strategy and adversely affect our financial condition.  This would also have a negative impact on our share price.

Under the terms of our area representative agreement, EVOS USA, Inc. has rights that could inhibit our expansion.

Under the terms of our area representative agreement with EVOS USA, Inc., we are responsible for advertising and for recruiting, soliciting and screening prospective franchise owners to whom we may sell franchises in our exclusive territories.  EVOS USA, Inc., however, has the sole right to:

•	approve the final sale of franchises in our exclusive territories;

•	terminate a franchise agreement; and

•	approve site selections, leases and other franchise real estate transactions.

If we are unable to recruit prospective franchise owners that meet the standards of EVOS USA, Inc., or if EVOS USA, Inc. refuses or is not willing to grant franchises or approve sites and leases in our exclusive territories, our ability, or that of our prospective franchise owners, to open restaurants will be limited, and our financial results will suffer.

Food safety and food-borne illness concerns may have an adverse effect on our business.

We dedicate substantial resources to ensure that our customers enjoy safe, quality food products.  However, food-borne illnesses (such as E. coli, hepatitis A, trichinosis or salmonella) and food safety issues are an ongoing issue in the restaurant industry.  If a food-borne illness or other food safety issues occur, whether at our restaurant, another EVOS restaurant or a competitor’s restaurant, it is likely that negative publicity would adversely affect our sales and profitability.  If our customers become ill from food-borne illnesses, we might need to temporarily close our restaurant.  Separately, the occurrence of food-borne illnesses or food safety issues could adversely affect the price and availability of affected ingredients and could increase the cost of insurance.

We face risks associated with changes in customer tastes and preferences, spending patterns and demographic trends.

Changes in customer preferences, general economic conditions, discretionary spending priorities, demographic trends, traffic patterns and the type, number and location of competing restaurants affect the restaurant industry.  Our success depends to a significant extent on consumer confidence, which is influenced by general economic conditions, local and regional economic conditions in the markets in which we operate, and discretionary income levels.  Our sales may decline during economic downturns, which can be caused by various economic factors such as high gasoline prices, or during periods of uncertainty, such as those that followed the terrorist attacks on the United States in 2001.  Any material decline in consumer confidence or a decline in family “food away from home” spending could cause our sales, operating results, business or financial condition to decline.  If we fail to adapt to changes in customer preferences and trends, we may lose customers and our sales may deteriorate.

We rely on a single line of business.

Our only line of business is operating and developing franchised EVOS restaurants within our 12-state territory.  We have no plans to operate restaurants based on other concepts or to develop alternative business lines.  If this restaurant concept fails in the marketplace, we may have to curtail drastically our business plans or cease operations altogether.

Changes in commodity and other operating costs or supply chain and business disruptions could adversely affect our results of operations.

Changes in food and supply costs are a part of our business; any increase in the prices of our key ingredients, such as beef, chicken, cheese and produce could adversely affect our operating results.  We are susceptible to increases in food costs as a result of factors beyond our control, such as general economic conditions, seasonal fluctuations, weather conditions, demand, food safety concerns, product recalls, labor disputes and government regulations.  In addition to food, we purchase electricity, oil and natural gas needed to operate our restaurants, and suppliers purchase gasoline needed to transport food and supplies to us.  Any significant increase in energy costs could adversely affect our business through higher rates and the imposition of fuel surcharges by our suppliers.  Because we provide moderately priced food, we may choose not to, or be unable to, pass along commodity price increases to our customers.  Additionally, significant increases in gasoline prices could result in a decrease of customer traffic at our restaurants.  We rely on third-party distribution companies to deliver food and supplies to our restaurant.  Interruption of distribution services due to financial distress or other issues could impact our operations.

Our operating costs also include premiums that we pay for our insurance (including workers’ compensation, general liability, property and health).  The cost of insurance has risen significantly in the past few years and we expect the cost to continue to increase in 2007.  In California, one of our exclusive territories, we will face significantly higher benefits and costs for workers’ compensation claims as compared with other markets.  We may be unable to make the improvements in our operations to mitigate the effects of higher costs.

Failure to receive frequent deliveries of higher quality food ingredients and other supplies could harm our operations.

Our ability to maintain the EVOS menu depends in part on our ability to acquire ingredients that meet the specifications of EVOS USA, Inc. from reliable suppliers.  Interruptions or shortages in the supply of ingredients caused by unanticipated demand, problems in production or distribution, food contamination, inclement weather or other conditions could adversely affect the availability, quality and cost of our ingredients, which could harm our operations.  If any of our distributors or suppliers fails to perform adequately, or our distribution or supply relationships are disrupted for any reason, our business, financial condition, results of operations or cash flows could be adversely affected.  Our inability to replace or engage distributors or suppliers who meet our specifications in a short period of time could increase our expenses and cause shortages of food and other items at our restaurant, which could cause a restaurant to remove items from its menu.  If that were to happen, affected restaurants could experience significant reductions in sales during the shortage or thereafter, if our customers change their dining habits as a result.

In addition, our approach to competing in the restaurant industry depends in large part on our continued ability to adhere to the EVOS philosophy of “fresh and healthy.”  We use a substantial amount of naturally raised and organically grown ingredients, and try to make our food as fresh as we can, in light of pricing considerations.  As we increase our use of these ingredients, the ability of our suppliers to expand output or otherwise increase their supplies to meet our needs may be constrained.  Our inability to obtain a sufficient and consistent supply of these ingredients on a cost-effective basis, or at all, could cause us difficulties in aligning our brand with the principle of “fresh and healthy.”  That could make us less popular among our customers and cause sales to decline.

We may not persuade consumers of the benefits of paying our prices for higher quality food.

Our success depends in large part on our ability to persuade customers that food made with higher quality ingredients is worth the prices they will pay at our restaurants relative to prices offered by some of our competitors, particularly those in the traditional fast food segment.  We may not successfully educate customers about the quality of our food.  Even if can educate customers about the quality of our food, price may be a greater concern than healthy eating.

We could be party to litigation that could adversely affect us by increasing our expenses or subjecting us to material money damages and other remedies.

We are susceptible to claims filed by customers alleging that we are responsible for an illness or injury they suffered at or after a visit to our restaurant.  Regardless of whether any claims against us are valid, or whether we are ultimately held liable, such litigation may be expensive to defend and may divert time and money away from our operations and hurt our performance.  A judgment for significant monetary damages in excess of any insurance coverage could adversely affect our financial condition or results of operations.  Any adverse publicity resulting from these allegations may also adversely affect our reputation, which in turn could adversely affect our results.

Employees may file claims or lawsuits against us based on discrimination or wrongful termination or based upon their rights created by the state laws wherein we do business.  These claims or lawsuits could result in unfavorable publicity and could have a material adverse effect on our business.

Compliance with governmental regulations may adversely affect our business operations.

We are, and the franchisees in our territory will be, subject to various federal, state and local regulations.  Our restaurant is subject to state and local licensing and regulation by health, sanitation, food and workplace safety and other agencies.  Requirements of local authorities with respect to zoning, land use, licensing, permitting and environmental factors could delay or prevent development of new restaurants in particular locations.

We are subject to the U.S. Americans with Disabilities Act and similar state laws that give civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas.  The expenses associated with any facilities modifications required by these laws could be material.  Our operations are also subject to the U.S. Fair Labor Standards Act, which governs such matters as minimum wages, overtime and other working conditions, family leave mandates and a variety of similar state laws that govern these and other employment law matters.  The compliance costs associated with these laws and evolving regulations could be substantial.

The operation of the franchise system is also subject to franchise laws and regulations enacted by a number of provinces and states and rules promulgated by the U.S. Federal Trade Commission.  Any future legislation regulating our future franchise relationships may negatively affect our operations.  Failure to comply with new or existing franchise laws and regulations in any jurisdiction or to obtain required government approvals could result in a ban or temporary suspension on future franchise sales.

The loss of our officers and directors or our failure to attract and retain additional key personnel could adversely affect our business.

Our success depends largely upon the efforts, abilities, and decision-making of our executive officers and directors.  Although we believe that we maintain a core group sufficient for us to effectively conduct our operations, the loss of any of our key personnel could, to varying degrees, have an adverse effect on our operations and business development.  At present, we do not have “key-man” life insurance on any of our executive officers.  There can be no assurance that the services of any member of our management will remain available to us for any period of time, or that we will be able to enter into employment contracts with any of our management, or that any of our plans to reduce dependency upon key personnel will be successfully implemented.

The knowledge and expertise of our officers and directors are critical to our operations.  There is no guarantee that we will be able to retain our current officers and directors, or be able to hire suitable replacements in the event that some or all of our current management leave our company.  If we lose key members of our staff, or if we are unable to find suitable replacements, we may not be able to maintain our business and might have to cease operations, in which case you might lose all of your investment.

Our management team has limited experience in the food services business, which may affect the success of our restaurant operations.

Only Scott Olson, our director of operations, has extensive background in the food services business.  While we have recruited people who have significant food services business experience to serve as directors, we may find that this experience at the board level is not sufficient for the proper management of our restaurant operations.  If our restaurant operations are not managed properly, our ability to operate profitably will suffer.

As a public company, we will be subject to complex legal and accounting requirements that will require us to incur substantial expense and will expose us to risk of non-compliance.

               As a public company, we will be subject to numerous legal and accounting requirements that do not apply to private companies.  The cost of compliance with many of these requirements is substantial, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company.  Our inexperience with these requirements may increase the cost of compliance and may also increase the risk that we will fail to comply.  Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence, delisting of our securities, and governmental or private actions against us.  We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held competitors as well as our larger public competitors.

New rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors.

The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the Securities and Exchange Commission.  The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting positions as directors or officers.

Risks Related to Investment in Our Securities

There currently is no public trading market for our securities, and an active market may not develop or, if developed, be sustained.  If a public trading market does not develop, you may not be able to sell any of your securities.

                There is currently no public trading market for our common stock or public warrants, and an active market may not develop or be sustained.  If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares or warrants at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your units.

The warrants may be redeemed on short notice, which may have an adverse effect on their price.

                We may redeem the Class A warrants, beginning six months after the closing of this offering, for $0.25 per warrant (subject to adjustment in the event of a stock split, dividend or the like) on 30 days’ notice at any time after the last reported sale price per share of our common stock as reported by the principal exchange or trading facility on which our common stock trades equals or exceeds $10.20 for five consecutive trading days.  Similarly, we may redeem the Class B warrants at any time after a total of 25 EVOS restaurants have been opened in our exclusive 12-state territory.  If we give notice of redemption, holders of our warrants for which notice is given will be forced to sell or exercise the warrants they hold or accept the redemption price.  The notice of redemption could come at a time when, under specific circumstances or generally, it is not advisable or possible for holders of our public warrants to sell or exercise the warrants they hold.

While warrants are outstanding, it may be more difficult to raise additional equity capital.

                During the term that the Class A warrants, Class B warrants and our other warrants are outstanding, the holders of those warrants are given the opportunity to profit from a rise in the market price of our common stock.  We may find it more difficult to raise additional equity capital while these warrants are outstanding.  At any time during which these public warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms from other sources.

If we issue shares of preferred stock, your investment could be diluted or subordinated to the rights of the holders of preferred stock.

                Our Board of Directors is authorized by our Articles of Incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series without any further vote or action by our stockholders.  Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights.  Although we have no plans to issue any shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock, any such action by our Board of Directors or issuance of preferred stock by us could dilute your investment in our common stock and warrants or subordinate your holdings to the shares of preferred stock.

Future issuances or sales, or the potential for future issuances or sales, of shares of our common stock may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

             Future sales of a substantial number of shares of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock and our Class A and Class B warrants to decline, and could materially impair our ability to raise capital through the sale of additional securities.

If we do not maintain an effective registration statement or comply with applicable state securities laws, you may not be able to exercise the Class A or Class B warrants.

                For you to be able to exercise the Class A or Class B warrants, the shares of our common stock to be issued to you upon exercise of the warrants must be covered by an effective and current registration statement and qualify or be exempt under the securities laws of the state or other jurisdiction in which you live.  We cannot assure you that we will continue to maintain a current registration statement relating to the shares of our common stock underlying the Class A or Class B warrants.  If at their expiration date the warrants are not currently exercisable, the expiration date will be extended for 30 days following notice to the holders of the warrants that the warrants are again exercisable.  If we cannot honor the exercise of warrants, and the securities underlying the warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the warrants.  In summary, the company and you may encounter circumstances in which you will be unable to exercise the Class A or Class B warrants.  In those circumstances, we may, but are not required to, redeem the warrants by payment in cash.  Consequently, there is a possibility that you will never be able to exercise the Class A or Class B warrants, and that you will never receive shares or payment of cash in settlement of the warrants.  This potential inability to exercise the Class A or Class B warrants, and the possibility that we will never elect to settle warrants in shares or cash, may have an adverse effect on demand for the warrants and the prices that can be obtained from reselling them.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties.  These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives.  In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words.  These statements are only predictions.  You should not place undue reliance on these forward-looking statements.  The forward-looking statements are qualified by their terms and/or important factors, many of which are outside our control, and involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made.  The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently available to us.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors,” not all of which are known to us.  Neither we nor any other person assumes responsibility for the accuracy or completeness of these statements.  We will update this prospectus only to the extent required under applicable securities laws.  If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

USE OF PROCEEDS

We estimate that, at a per unit price of $6.00, the net proceeds from the sale of the 2,500,000 units in this offering will be approximately $13,000,000, after deducting the estimated underwriting discount of $1,050,000 and estimated offering expenses of approximately $950,000.

The net proceeds of this offering will be used primarily to open approximately 20 company-owned restaurants in Southern California and the Las Vegas area in the next 12 to 18 months.  We expect to use the net proceeds as follows:

	Amount	Percentage
Restaurant development:
Leasehold improvements (1)	$5,000,000	38.5%
Equipment/fixtures/supplies (2)	3,775,000	29.0%
Other opening expenses (3)	940,000	7.2%
Security deposits (4)	280,000	2.2%
Initial franchise fees (5)	140,000	1.1%
Other operating expenses (6)	900,000	6.9%
Marketing (7)	500,000	3.9%
Franchise development (8)	250,000	1.9%
Working capital	1,215,000	9.3%
TOTAL	$13,000,000	100.0%
__________________
(1)	Includes building and tenant improvements, architect fees and cost of permits, as well as the costs of signage, menu boards, wall art and graphics.

(2)
Includes furniture, kitchen equipment, point-of-sale system and software, security and other electronic systems, partition walls, cabinets and other fixtures, as well as the labor for installation of the equipment and fixtures.

(3)	Includes hiring and employee-training expenses, as well as promotional and advertising expenses.

(4)	Assumes deposits of $14,000 per restaurant.

(5)	Assumes that net franchise fees of $17,500 per restaurant will be paid on only 8 of the proposed 20 restaurants, as no franchise fees are required for the next 12 company-owned restaurants.

(6)
Includes the estimated costs of building company infrastructure necessary to support the 20 proposed company-owned restaurants, such as salaries for area managers and additional corporate staff, as well as the costs of establishing a commissary for Southern California and a commissary for the Las Vegas area.  This amount also includes estimated legal and accounting fees for the preparation and filing of reports with the Securities and Exchange Commission, as well as the implementation of internal accounting controls and procedures.

(7)	Allocated for ongoing marketing, advertising and promotional campaigns.

(8)	Includes the estimated costs of training, supporting, and monitoring franchise owners in our territory.

The foregoing information is an estimate based on our current business plan.  We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so.  Pending these uses, we intend to invest the net proceeds of this offering in short-term, interest-bearing securities.

DIVIDEND POLICY

We have not declared or paid any dividends and on our common stock.  We do not intend to declare or pay any dividends on our common stock in the foreseeable future, but rather to retain any earnings to finance the growth of our business.  Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual and legal restrictions and other factors the board of directors deems relevant.

CAPITALIZATION

The following table is derived from our unaudited financial statements as of June 30, 2007 set forth elsewhere in this prospectus and sets forth our:

•	Actual capitalization as of June 30, 2007; and

•
Pro forma capitalization as of June 30, 2007 after giving effect to the sale of 2,500,000 units at the initial public offering price of $6.00 per unit, less the underwriting discount and estimated offering expenses.

	June 30, 2007
	Actual	Pro forma to reflect sale of 2,500,000 units

Debt	$-	$-

Stockholders’ Equity
Preferred stock, $0.001 par value; 25,000,000 shares authorized; no shares issued or outstanding	$-	$-
Common stock, $0.001 par value; 100,000,000 shares authorized; 1,393,350 shares issued and outstanding June 30, 2007 actual[1]; 3,893,350 shares issued and outstanding pro forma as adjusted	1,393	3,893
Additional paid-in capital[2]	2,421,148	15,418,648
Stock subscriptions receivable	(150)	(150)
Accumulated deficit	(668,030)	(668,030)
Total Stockholders’ Equity	$1,754,361	$14,754,361
________________
[1]	Includes the sale of 389,450 shares of common stock at $4.00 per share, net of offering costs of $5,673 paid in cash.
[2]	Additional paid-in capital includes the value of the detachable warrants sold with the Units, which are accounted for as equity instruments.

This table should be considered in conjunction with the sections of this prospectus captioned “Use of Proceeds” and “Plan of Operation” as well as the financial statements and related notes included elsewhere in this prospectus.

DILUTION

If you invest in our units, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering.  For purposes of the dilution computation and the following tables, we have allocated the full purchase price of a unit to the share of common stock included in the unit and nothing to the warrants included in the unit; allocation of value to the warrants would result in less dilution to the new investors who purchase units in this offering.  Our net tangible book value as of June 30, 2007 was $1,520,333, or $1.09 per share of outstanding common stock.  Without giving effect to any changes in the net tangible book value after June 30, 2007 other than the sale of 2,500,000 units in this offering at the initial public offering price of $6.00 per unit, our pro forma net tangible book value as of June 30, 2007 was $14,520,333 or $3.73 per share of outstanding capital stock.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our units in this offering and the net tangible book value per share of our capital stock immediately afterwards.  This represents an immediate increase of $2.64 per share of capital stock to existing stockholders and an immediate dilution of $2.27 per share of common stock to the new investors, or approximately 38% of the assumed initial public offering price of $6.00 per share.  The following table illustrates this per share dilution:

Initial price to public		$6.00
Net tangible book value as of June 30, 2007	$1.09
Increase in net tangible book value per share attributable to new Investors	2.64
As adjusted net tangible book value per share after this offering		3.73
Dilution in net tangible book value per share to new investors		$2.27

If the underwriters’ over-allotment option is exercised in full, dilution per share to new investors would be $2.11 per share of common stock.  The issuance of common stock pursuant to the exercise of the Class A and Class B warrants has been excluded from these calculations, as the effect would be anti-dilutive.

The following table summarizes the differences between the existing stockholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	1,393,350	35.8%	$2,240,381	13.0%	$1.61
New investors	2,500,000	64.2%	15,000,000	87.0%	$6.00
Total	3,893,350	100.0%	$17,240,381	100.0%	$4.43

PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this prospectus.  This discussion contains forward-looking statements that relate to future events or our future financial performance.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  These risks and other factors include, among others, those listed under “Risk Factors” and those included elsewhere in this prospectus.

History and Overview

We were incorporated under the laws of the state of Nevada in November 2005 to own and operate EVOS fast food franchises.

We entered into a franchise agreement effective December 14, 2005 to operate an EVOS restaurant in Henderson, Nevada.  Shortly after signing the franchise agreement, we found a location for the restaurant, obtained approval of the site from EVOS USA, Inc., and entered into a lease in January 2006.  From January 2006 to September 2006, we sold 300,000 shares of common stock in a private placement, resulting in net proceeds of $544,878.  These proceeds, together with loans from related parties, were used to build out, open and operate the restaurant.  From February 2006 to October 2006, we redesigned the restaurant interior in cooperation with EVOS USA, Inc., obtained the necessary permits and licenses from government agencies and authorities, built out the improvements to the leasehold site, installed furniture and equipment, received training from EVOS USA, Inc., hired and trained restaurant staff, and launched a marketing and advertising campaign for the restaurant’s opening in October 2006.

In December 2006, we entered into an area representative agreement that gives us the exclusive right to develop EVOS restaurants in a 12-state territory.  To maintain our exclusivity in that territory, we are required to open a minimum number of restaurants within certain timeframes through 2016.  These restaurants may be opened by us or by franchise owners that we identify and solicit.  By May 31, 2008, we must have five restaurants opened and by May 31, 2009, we must have 12 additional restaurants opened.  We estimate the cost of opening an EVOS restaurant to range from $380,500 to $534,750.  While we spent in excess of $534,750 to open our first restaurant, we believe that our estimate is reasonable because of amount of the unusual costs incurred in opening the first restaurant.  We plan to open as many company-owned restaurants as we can, but will also attempt to locate individuals or entities that can open and operate multi-unit franchises within our territory.

From December 2006 to June 2007, we engaged in a second private placement of 389,450 shares of common stock, resulting in net proceeds of $1,552,127.  These proceeds were used to repay related party loans, pay some of the expenses of this offering, and fund our efforts to solicit franchise owners for our territory.  A portion of these proceeds may also be used to open another restaurant.  During this period, we improved our operations at the Henderson restaurant and began to build the infrastructure necessary to support the operation of multiple restaurants.  We hired a director of operations and a director of training in March 2007.

Plan for Next Twelve Months

We propose to open another restaurant in Henderson, Nevada within the next six to nine months.  EVOS USA, Inc. has approved the site for this restaurant and we are now in the process of negotiating the lease.  Opening this restaurant will require approximately $450,000 for leasehold improvements, purchase of fixed assets, security deposits, hiring restaurant personnel, training expenses, advertising and promotion, and other pre-opening expenses.  In addition, we will need to hire employees to staff the additional restaurant.  We will not need to hire any additional corporate-level employees.  We believe that we have sufficient cash to open this restaurant and operate for the next twelve months.

We are offering our securities to fund the opening of approximately 20 additional restaurants in Southern California and the Las Vegas area, marketing expenses, franchise development and working capital.  We also believe that by becoming a public company, we will enhance our visibility and our ability to obtain additional financing in the future.  If we are unable to complete this offering, we will need to engage in debt and/or equity financing or enter into partnership arrangements in order to open more restaurants.

Results of Operations

Year Ended December 31, 2006.  As discussed above, we opened our first restaurant on October 14, 2006 and had only limited business operations in 2005.

During the year ended December 31, 2006, we generated net food and beverage revenues of $131,870 after deducting discounts of $18,026.  Our restaurant operating costs were $211,143 and exceeded revenues as this was our first quarter of operations.  We expect restaurant operating costs to decrease as a percentage of net revenues with each quarter during the first full year of operations as our restaurant staff gains experience in operating the restaurant.

The largest components of general and administrative expenses during the year ended December 31, 2006 were insurance costs ($12,981), office expenses ($9,828), travel expenses ($6,886) and use taxes ($6,722).  We also incurred $134,672 of officer compensation expense, of which $121,387 was due to the issuance of a warrant to our former chief financial officer in lieu of salary.

As a result of the above, our net loss for the year ended December 31, 2006 was $337,073.

Six Months Ended June 30, 2007.  For the six months ended June 30, 2007, our restaurant generated $538,113 in net food and beverage revenues.  Our restaurant operating costs were $515,312, or 96% of net revenues, resulting in restaurant operating profit of $22,801.  During our first quarter of restaurant operations, our restaurant operating costs exceeded net revenues.  The overall decrease in restaurant operating costs as a percentage of revenues reflected the improvement in operating efficiency.   For example, to achieve the goal of creating a positive experience for our customers with our restaurant so that they would return and/or recommend our restaurant to others, we made sure that we adequately staffed the restaurant.  We were able to determine appropriate levels of staffing after having nearly three months of operations to track restaurant traffic.  Accordingly, labor and related expenses, as a percentage of net revenues, decreased from 55% for the quarter ended December 31, 2006 to 33% for the six months ended June 30, 2007.

The largest components of general and administrative expenses were accounting fees ($16,313), insurance costs ($14,551), and legal fees ($23,333).  We also incurred $167,424 of officer compensation, which included $137,499 of incentive stock options, and $34,375 of directors’ fees, all of which were in the form of stock options.

As a result of the above, our net loss for the six months ended June 30, 2007 was $330,533.

Liquidity and Financial Condition

As of December 31, 2006.  At December 31, 2006, we had a working capital deficiency of $394,157 and we had cash of $53,527.

During the year ended December 31, 2006, net proceeds from our private placement of 300,000 shares of $544,877 and $250,200 in loans from related parties provided cash of $795,077.  On October 24, 2006, we issued a promissory note to Henry E. Cartwright, one of our founders, and Ira J. Miller, then our chief financial officer, as Trustee of the Miller Family Trust dated July 18, 2000, for a loan of up to $300,000.  The loan was to be funded in tranches, due January 31, 2007 and secured by all of our assets.  The note bore interest at 10% per annum.  As of December 31, 2006, we owed Mr. Cartwright $125,000 and the Miller Family Trust $125,000.

We used $753,917 for investing activities, of which $521,126 was used for the purchase of fixed assets for our first restaurant, $137,791 was used for deposits in connection with the restaurant facility, $77,500 was advanced to EVOS USA, Inc. as prepaid franchise fees, and $17,500 was paid to EVOS USA, Inc. as franchise fees.  While we  had a net loss of $337,073, operating activities provided cash of $15,041.  The principal adjustments to reconcile the net loss to net cash provided by operating activities was stock based compensation of $121,387 as a result of warrants issued to our former chief financial officer and $107,088 for the deferred rent liability.

As of June 30, 2007.  At June 30, 2007, we had working capital of $1,013,706 and cash of $1,124,994 as a result of the private placement that commenced in December 2006 and was completed in June 2007.  We sold 389,450 shares for net proceeds from that placement of $1,552,127.

We used cash of $92,494 for operating activities and $8,802 for the purchase of fixed assets.  We also used $250,200 to repay the related party debt owed to Henry E. Cartwright and the Miller Family Trust, together with accrued interest of $9,144.  We also used $129,015 for costs associated with this offering.

We believe that our existing cash, together with revenues generated from operations and the net proceeds of this offering, will be sufficient to fund our operations for the next twelve months.

Going Concern

In their report prepared in connection with our 2006 financial statements, our auditors included an explanatory paragraph stating that, because we have a deficit of $337,497 at December 31, 2006, there is substantial doubt about our ability to continue as a going concern.  Our continued existence will depend in large part upon our ability to raise sufficient capital through debt and equity offerings to increase funds available for restaurant development and working capital.  Under the terms of our area representative agreement, we must have five restaurants opened in our territory by May 31, 2008.  This offering is a principal element of our plan to obtain the necessary funds to open these restaurants.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary of Significant Accounting Policies

Inventories.  Inventories consisting of food, beverages and supplies are stated at the lower of cost or market; cost is determined using the first-in, first-out method.  As of December 31, 2006, inventories consist of food and beverages totaling $8,358 and non-foods $7,524.  As of June 30, 2007, inventories consist of food and beverages totaling $7,757 and non-foods $6,350.

Leasehold improvements, property and equipment.  Leasehold improvements, property and equipment are stated at cost less accumulated depreciation.  Expenditures for property acquisitions, development, construction, improvements and major renewals are capitalized.  The cost of repairs and maintenance is expensed as incurred.  Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 10 years.  Leasehold improvements are amortized over the shorter of the lease term, which generally includes reasonably assured option periods, or the estimated useful lives of the assets.  Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in income from continuing operations before income taxes.

We periodically evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment.  We use an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Deferred offering costs.  We capitalize certain costs associated with the offering of our stock and adjust the deferred cost to offset offering proceeds upon closing of the offering or expense the costs upon abandonment of the offering.

Deposits.  Deposits consist primarily of the $128,025 security deposit, of which $64,012 was paid and $64,013 was unpaid as of December 31, 2006, in connection with our Henderson restaurant property lease and is carried at the lower of fair value or cost.

Franchise fees.  Franchise fees paid to EVOS USA, Inc. are stated at cost.  Amortization of the franchise fees is calculated based on the straight-line method over the ten-year useful life of the franchise agreement.  In accordance with SFAS 142, paragraph 11, the useful life of an intangible asset is determined by the period over which the asset is expected to contribute either directly or indirectly to our future cash flows.  Franchise renewal fees are also recorded at cost and amortized over the useful life of the renewal term.  Upon closing or disposal of a restaurant, the accounts will be relieved of cost and accumulated amortization and the related gain or loss will be reflected in income from continued operations.  As of December 31, 2006, franchise fees consisted of $17,500 net of $379 of accumulated depreciation.

Prepaid franchise fees.  Prepaid franchise fees consist entirely of the advances and payments made to EVOS USA, Inc. in connection with our entering into the Area Representative Agreement in December 2006.  We have the right to develop and operate an additional 12 EVOS restaurants without paying additional franchise fees.  As we open new restaurants, a proportional amount of prepaid franchise fees will be capitalized to franchise fees and amortized over the useful life of the franchise agreement in accordance with SFAS 142, paragraph 11.

 Goodwill and intangible assets.  We have adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”).  According to this statement, goodwill and intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test.  Fair value for intangible assets is based on discounted cash flows.  Under SFAS 142, the carrying value of such assets is calculated at the lowest level for which there is identifiable cash flows.

SFAS 142 requires us to compare the fair value of the reporting unit to its carrying amount on an annual basis to determine if there is potential impairment.  If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the fair value of the intangible asset within the reporting unit is less than its carrying value.

Rent.  Rent expense for our lease, which provides for escalating rentals over the term of the lease, is recorded on a straight-line basis over the lease term.  The lease term began when we had the right to control the use of the property, which was before rent payments were actually due under the lease.  The difference between the rent expense and the actual amount payable under the terms of the lease is recorded as deferred rent in the financial statements pursuant to the FASB Staff Position No. 13-1 Accounting for Rental Costs Incurred During the Construction Period (“FSP 13-1”).  Rent totalling $31,437 was expensed and included as pre-opening costs during the year ended December 31, 2006.

On February 7, 2005, the Office of the Chief Accountant of the Securities and Exchange Commission issued a letter to the American Institute of Certified Public Accountants expressing its views regarding certain operating lease accounting issues and their application under generally accepted accounting principles in the United States of America (“GAAP”).  Management has determined that the appropriate interpretation of FASB Technical Bulletin No. 88-1, “Issues Relating to Accounting for Leases,” requires these allowances to be recorded as a leasehold improvement asset and deferred rent liability on the balance sheet and as both an investing activity (addition to property and equipment) and a component of operating activities on the statements of cash flows.  For the year ended December 31, 2006, we recorded additional leasehold improvements ($95,000) and deferred rent ($95,000) in our balance sheet to reflect the unamortized portion of tenant improvement allowances and deferred rent liabilities for the existing lease.  Our statements of cash flows reflect cash reimbursements received for tenant improvement allowances during the periods presented as additions to property and equipment and an increase in operating activities.  As of December 31, 2006, we have an unamortized tenant improvement allowance of $76,000, and a deferred rent liability balance of $107,088.

Advertising expense.  We recognize advertising expense as incurred.  We recognized advertising expense totaling $15,450 and –0- for the years ended December 31, 2006 and 2005.

Revenue, discounts and expense recognition.  Revenue from restaurant sales is recognized when food and beverage products are sold.  We reduce revenue by sales returns and sales discounts.

Revenue earned as an area representative for EVOS USA, Inc. will be derived from restaurants in our 12-state territory and will include initial franchise fees, continuing service fees, and royalties.  Continuing service fees and royalties will be recognized in the period in which they are earned.  Except for the first eight franchises sold within our 12-state territory as discussed above, franchise fee revenue is recognized and fully earned upon the completion of our commitment to train franchisees of each of the EVOS restaurants sold in our 12-state territory.

SFAS 45, paragraph 5(a)-(c), stipulates that initial franchise fee revenue from a franchise sale should be recognized when the franchiser has substantially performed or satisfied all material services or conditions relating to the sale.  Substantial performance has occurred when the franchiser has: (a) no remaining obligations or intent to refund any cash received or to forgive any unpaid notes or receivables; (b) performed substantially all of the initial services required by the franchise agreement (such as providing assistance in site selection, obtaining facilities, advertising, training, preparing operating manuals, bookkeeping, or quality control); and (c) met all other material conditions or obligations.  We believe that completion of our training commitment satisfies the “substantial performance” definition outlined above.  As of December 31, 2006 and June 30, 2007, we did not recognize any franchise fee revenue.

Costs and expenses are recognized during the period in which they are incurred.

Restaurant pre-opening costs.  Pre-opening costs, including wages, benefits and travel for the training and opening teams, food and other restaurant operating costs, are expensed as incurred prior to the opening of a restaurant.  These costs include $31,437 of rent paid since the adoption of the Financial Accounting Standards Board (“FASB”) Staff Position No. FAS 13-1 “Accounting for Rental Costs Incurred During a Construction Period,” in January 2006.

Share Based Compensation.  In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment” (“SFAS 123R”), which replaced SFAS No. 123, and superseded APB No. 25.  SFAS 123R requires all share-based payments to employees, including grants of company stock options to our employees, as well as other equity-based compensation arrangements, to be recognized in the financial statements based on the grant date fair value of the awards.  Compensation expense is generally recognized over the vesting period.  For the year ended December 31, 2006, we recognized offering costs totaling $99,192 and compensation expense totaling $121,387 associated with the issuance of warrants.

BUSINESS

Overview

We are in the business of owning and operating EVOS restaurants and soliciting prospects for EVOS restaurant franchises.  The EVOS restaurant concept delivers healthier food in a fast food restaurant setting.  EVOS restaurants serve American favorites such as burgers, french fries, shakes and smoothies that are lower in fat and calories than most of the fast food restaurants that offer the same items.  EVOS restaurants also use cooking techniques, such as baking instead of frying, and high quality, healthy ingredients to create healthier items.

We opened our EVOS restaurant as a franchisee of EVOS USA, Inc. in October 2006 in Henderson, Nevada, a suburb of Las Vegas, and plan to open a second EVOS restaurant in Henderson in the next six to nine months.  However, as of September 30, 2007, our Henderson restaurant is our only restaurant.

In December 2006, we entered into an Area Representative Agreement that grants us the exclusive rights to develop EVOS restaurants in a 12-state territory.  As of September 30, 2007, we have solicited a franchisee for the Central California area, which plans to open its restaurant in the next six to nine months.

Although we are a franchisee and area representative with exclusive development rights in our territory, our operations, finances and management are separate from those of EVOS USA, Inc.  We have a contractual relationship with EVOS USA, Inc. but are not a partner or affiliate of that company.

The EVOS Healthier Fast Food Concept

The EVOS concept includes a distinctive menu consisting of more than 30 food items, featuring a wide variety of “healthier” fast food with less fat and calories than traditional fast food restaurants.  The EVOS concept focuses on high quality ingredients such as naturally raised, hormone-free beef, organic field greens for salads, organic milk for shakes and fresh fruit for smoothies, as well as innovative cooking processes such as air-frying french fries, chicken or fish in convection ovens.  This cooking method results in a lighter taste and less fat content.

Each EVOS restaurant is designed to deliver great-tasting, lower-fat food in less than five minutes, for in-restaurant dining or take-out orders.  In addition, the restaurant’s menu and operating systems have been specifically designed for consistent quality, which we believe is necessary for high-growth franchising.

The EVOS healthier fast food concept was first developed beginning in 1994 in Tampa, Florida, by EVOS Food Creations, Inc.  The successor to this company, EVOS USA, Inc., was incorporated in Florida in April 2004 and has been offering franchises for restaurants using the EVOS concept since July 2005.  As of July 31, 2007, EVOS USA, Inc. had awarded six franchises, including our franchise for the Henderson restaurant.  Entities affiliated with EVOS USA, Inc. operate three company-owned restaurants in Tampa and St. Petersburg, Florida.  As of September 30, 2007, our Henderson restaurant is the only EVOS franchised restaurant in operation.

The EVOSMenu

EVOS restaurants offer a menu of more than 30 food items, including “Fresh and Healthy Burgers” such as the EVOS American Champion, Veggie Garden Grill, Free-range Steakburger, Herb Crusted Trout, Spicy Chipotle Turkey, and Crispy Mesquite Chicken.  Other EVOS menu items include “Gourmet Wraps” that include Spicy Thai Chicken, Crispy Thai Trout, Turkey Avocado and Southwest Soy Taco; “Hand-Tossed Salads,” all of which feature organic field greens; organic milkshakes; and “Guilt-Free Snacks” such as EVOS Airfries, Airbaked chicken strips, corn dogs, and veggie chili.  In addition to real fruit smoothies, available beverages include soft drinks and bottled water.  Menu prices at our Henderson restaurant range from $1.79 for a small order of Airfries to $9.09 for the Tomato Basil Chicken and Crispy Thai Trout value meals which include fries and a drink.  EVOS offers a “Healthy Kids” menu as well.  We developed a turkey avocado wrap, which has been added to all EVOS menus, and, together with EVOS USA, Inc., continue to develop new menu items.

EVOS Restaurant Franchise

We entered into a franchise agreement effective December 14, 2005 to operate an EVOS restaurant in Henderson, Nevada.  Under the terms of that franchise agreement, we must operate our EVOS restaurant in accordance with procedures and rules established by EVOS USA, Inc., which cover all aspects of restaurant operation.

Under the EVOS system, each EVOS restaurant must conform to a standard of interior design, featuring a distinctive and comfortable décor.  Our initial EVOS restaurant, situated on a busy commercial boulevard in Henderson, Nevada, is 2800 square feet with seating for 81 guests.  Under the terms of the franchise agreement, we were required to obtain approval of the restaurant site from EVOS USA, Inc., build the space out in accordance with EVOS standards, satisfactorily complete training, and purchase certain equipment and supplies from EVOS USA, Inc. and approved suppliers.  We were also required to purchase a point-of-sale system and data polling services from a specified supplier and a computer system that met EVOS system standards.

On an ongoing basis, we are required to purchase approximately 90% to 95% of our supplies and food inventory from approved suppliers.  We can identify other suppliers and get them approved by EVOS USA, Inc.  EVOS USA, Inc. attempts to negotiate system-wide volume discounts and/or rebates for its franchisees from approved suppliers and if successful, passes such discounts and/or rebates on to franchisees based on the volume of their purchases from the suppliers providing the discounts.  EVOS USA, Inc. had always attempted to negotiate such volume discounts, but used to retain the discounts and/or rebates for itself.  As of March 30, 2007, EVOS USA, Inc. changed its policy to pass the discounts and/or rebates to franchisees.

The franchise agreement dated December 14, 2005 required us to pay royalties of 5.5% of gross sales on a weekly basis.  Accordingly, we paid a 5.5% royalty on sales for the period from the time that we commenced operations (October 2006) through March 2007.  On March 30, 2007, EVOS USA, Inc. modified its standard franchise agreement by reducing the royalties to 3.5% for the first year of operations of the franchise and 4.5% for the second year of operations.  Thereafter, royalties are 5.5% of gross sales, which are defined to be total actual charges for all products (food and non-food) and services, such as catering and delivery, sold to customers, exclusive of taxes.  As a result, our royalties for the Henderson restaurant have been reduced to 3.5% for the period from April 2007 through March 2008 and 4.5% for the period from April 2008 through March 2009.  After March 2009, we will pay royalties at the rate of 5.5%.

After March 31, 2008, we may be required to pay up to 2% of our gross sales to a national marketing fund to be maintained and administered by EVOS USA, Inc.  We expect that the decision to operate a national marketing fund will depend upon the number and location of franchises EVOS USA, Inc. has awarded.  We anticipate that until national coverage is warranted, local and/or regional marketing campaigns may be implemented.

We entered into a collateral assignment and assumption of lease through which we granted EVOS USA, Inc. a security interest in the lease for the Henderson location, all of the furniture, removable trade fixtures, inventory, licenses and supplies located in the restaurant, and the franchise for this restaurant as collateral for (1) the payment of any obligation owed by us to the lessor arising under the lease, (2) any default or breach under the terms of the lease, and (3) any default or breach of any of the terms and provisions of the franchise agreement.  In the event of a breach of or default under the lease or a payment by EVOS USA, Inc. as a result of a breach or default, EVOS USA, Inc. may be entitled to possession of the restaurant and all of our rights, title and interest in and to the lease.  We also entered into a conditional assignment of telephone numbers and listings that assigns EVOS USA, Inc. our telephone numbers and directory listings upon termination or expiration of the franchise for the Henderson location.

The initial term of the franchise agreement is ten years, commencing October 14, 2006.  We can renew the term for two additional five-year periods on the terms and conditions of the franchise agreement EVOS USA, Inc. is then currently using, if we have been in substantial compliance with the franchise agreement, bring the restaurant into compliance with standards then applicable for EVOS restaurants, and pay a $7,000 fee when we enter into each renewal.

Area Representative

We have the exclusive right to own, operate and solicit prospects for EVOS restaurant franchises through an Area Representative Agreement dated December 1, 2006 with EVOS USA, Inc. in a territory consisting of Arizona, California, Colorado, Kansas, Nevada, New Mexico, Ohio, Oklahoma, Oregon, Texas, Utah, and Washington.  The selected area represents approximately 108 million people and many primary metropolitan areas and tourist destinations of the United States.  Management has had prior exposure to and experience with potential multi-unit franchise partners in these states.  Specifically, Henry Cartwright, our President and Chief Executive Officer, founded Major Video Corp. in 1982 and served as its chairman of the board until January 1989 when it merged with Blockbuster Entertainment Corporation.  During his tenure, Major Video had over 20 multiple unit franchisees in 28 states and Canada.  Prior to Major Video, Mr. Cartwright had similar management responsibilities with franchised concepts such as Taco Boy, a Mexican fast food company; Olde English Fish and Chips; Mom’s Ice Cream; and Pizza Hut.

The Area Representative Agreement obligates us to open, on our own or through persons that we solicit to be franchise owners, a minimum of 207 new EVOS restaurants over the initial ten development years of the agreement, in accordance with a development schedule specified therein.  Our first development year commenced June 1, 2007 and ends May 31, 2008.  The agreement also requires that restaurant franchises be rolled out in a geographically dispersed manner, with minimum requirements in each state.  For example, by the end of year three, we must have opened at least five EVOS restaurants in Texas and one in Colorado.

As of September 30, 2007, we have solicited a franchisee for the Central California area, who previously worked with Henry Cartwright as a Major Video franchisee.  EVOS USA, Inc. has approved the site for the first restaurant, which is anticipated to open during the first quarter of 2008.

The following table sets forth our minimum requirements to open new EVOS restaurants under the terms of our Area Representative Agreement:

Year	Number of New Restaurants	Cumulative Number to Maintain in Operation
1	5	5
2	12	17
3	24	41
4	30	71
5	36	107
6	20	127
7	20	147
8	20	167
9	20	187
10	20	207

The following table sets forth the minimum number of restaurants that must be opened by state at the end of the third and fifth years of our Area Representative Agreement:

State	Year 3 Minimum Number of Restaurants	Year 5 Minimum Number of Restaurants
Arizona	1	3
California	8	21
Colorado	1	2
Kansas	1	2
Nevada	1	2
New Mexico	1	2
Ohio	2	6

Oklahoma	1	2
Oregon	1	2
Texas	5	13
Utah	1	2
Washington	1	3
TOTAL	24	60

We can open these restaurants on our own or through persons that we solicit to be franchise owners.  The Area Representative Agreement requires EVOS USA, Inc. to pay us 50% of the initial franchise fees from franchises awarded in our exclusive territory, starting with the ninth franchise we sell.  EVOS USA, Inc. will retain the full initial franchise fees for the first eight restaurants awarded in our exclusive territory, but we will not have to pay the initial franchise fee for eight company-owned restaurants.  EVOS USA, Inc. will pay us 50% of the royalties that it earns from all franchisees in our exclusive territory, including restaurants that we own, subject to adjustments made by EVOS USA, Inc. if certain performance standards are not met.  These performance standards relate to the appearance, organization, and cleanliness of the premises; the quality of the service; food preparation; adherence to safe food handling and storage procedures; and management of restaurant staff and operations.

We are required to replace any franchise that terminates or expires or any restaurant that closes within the territory if necessary to maintain the number of EVOS restaurants required in the development schedule.  If we fail to meet the development schedule, EVOS USA, Inc. may terminate the agreement or adjust our territory to eliminate any state in the territory where we have not achieved the minimum number required for that state.  If a state is eliminated from our territory, we will not be paid any franchise royalty compensation relating to the EVOS restaurants operating in that state after the date of adjustment.

We are required to perform the following services on behalf of EVOS USA, Inc. with respect to franchise owners located or to be located in our territory:

•
Solicitation of new franchise owners - Actively and continuously market and promote through advertising and solicit prospective franchise owners in our territory according to an annual plan and budget that we develop and submit for approval by EVOS USA, Inc. no later than October 31 for the upcoming development year.

•
Site selection, leasing and build-out - Consult and advise franchise owners with site selection and lease negotiation of the restaurants.  Develop and maintain relationships with landlords for purposes of obtaining sites for restaurants and coordinating efforts with franchise owners to lease such sites.  Develop relationships with landlords, contractors, equipment suppliers and service providers in the territory and assist in supervision of the build-out for the restaurants in our territory.

•
Training - Provide all initial training to the franchise owners, as well as supplemental and refresher training at our training restaurant.  Schedule and coordinate all training of all franchise owners with EVOS USA, Inc. if and to the extent EVOS USA, Inc. provides it.  Own, operate and maintain at all times at least one franchised EVOS restaurant in our 12-state territory as a training store.

•
Opening assistance - Provide grand opening support, including coordinating marketing with local television, radio, newspapers and trade publications.  Provide franchise owners in our territory with supervisory assistance and guidance in connection with the opening and initial operations of their restaurants.  Provide pre-opening and post-opening assistance for each new EVOS restaurant that EVOS USA, Inc. prescribes from time to time.

•
Monitoring, audit and inspection - Be responsible for at least monthly monitoring of the operation of EVOS restaurants established in our territory and informing EVOS USA, Inc. whether such restaurants meet their system standards.  Monitor and report the sales volume and other data as determined from time to time by EVOS USA, Inc. for the restaurants in our territory.  Monitor and communicate to EVOS USA, Inc. the marketing efforts of each restaurant in our territory.  Conduct on behalf of EVOS USA, Inc. or assist it with inspecting or auditing restaurants and their owners, with visits no less than monthly and in-depth reports at least quarterly.

•
Vendors and suppliers - Notify vendors and, if necessary, locate new vendors for the franchises in the territory and coordinate distribution and purchasing programs on a territory basis.  Assist EVOS USA, Inc. in developing programs for suppliers and distributors of approved products in our territory.  Maintain positive relationships, serve as the liaison for EVOS USA, Inc. and evaluate additional incentive programs and marketing programs from approved and preferred suppliers, vendors and other designated parties.

•	Owners’ associations– Participate in meetings of any franchise owner associations or co-ops that may be formed in our territory and, if possible, serve as president of any such organizations.

•
Continuing assistance to franchise owners– Provide continuing operating assistance and assist EVOS USA, Inc. in facilitating transfers and renewals of franchises.  Assist franchise owners during transfers of their franchises or restaurants.

We are required to maintain certain staffing levels to meet all of the terms of the agreement.  For the first development year commencing June 1, 2007, we are required to have eight corporate employees; we currently employ eight corporate employees.  This number increases to 14 for the fifth development year.  If we fail to perform any of the above services, we are required to pay EVOS USA, Inc. an amount equal to 125% of the expenditures incurred by it in performing for the services that we failed to perform.  In addition, such failure constitutes a breach of the agreement.  A breach of the agreement gives EVOS USA, Inc. the right to terminate the agreement after delivering notice to us of the breach and our failure to cure the breach within 30 days after delivery of the notice.

EVOS USA, Inc. must refer all inquiries for franchises in our territory to us.  However, we do not enter into any agreements with franchise owners that we solicit for EVOS USA, Inc.  The franchise relationship is between the franchise owner and EVOS USA, Inc.  Under the terms of the Area Representative Agreement, EVOS USA, Inc. has the sole right to grant franchises in our exclusive territory, terminate a franchise agreement, and approve site selections, leases and other franchise real estate transactions.

The initial term of the Area Representative Agreement expires May 31, 2018.  If we are not then in breach of the Area Representative Agreement, we can renew the agreement for two renewal periods of five years each.  During the term of the agreement, we cannot engage in a “competitive business,” which is defined as a quick service restaurant business, other than an EVOS restaurant, where 50% of more of the menu items consist of healthier fare, or organic or natural foods, soy-based or lower carbohydrate foods, or any type of deli or fast food and beverages which are then the same or similar as those offered by EVOS restaurants.  For a period of two years after the termination of our Area Representative Agreement, we cannot engage in a competitive business located within the territory, a competitive business located in a territory EVOS USA, Inc. has awarded to another area representative, a business offering or selling franchises in the territory for a competitive business, or a competitive business located within five miles of any other EVOS restaurant.

Franchise Development Economics and Strategy

Under our Area Representative Agreement, we have committed to opening 207 franchised and company-owned EVOS restaurants by June 1, 2017.  We plan to open and operate nine additional company-owned restaurants before the end of 2008.  We paid a total of $95,000 to EVOS USA, Inc. in 2006 as an inducement to enter into the Area Representative Agreement with us.  EVOS USA, Inc. treated the $95,000 as non-refundable franchise fees paid for five company-owned restaurants, of which one is the Henderson location.  In addition, we do not have to pay franchise fees for another eight company-owned restaurants as we have agreed that EVOS USA, Inc. will retain the full franchise fees paid on the first eight restaurants awarded in our exclusive territory.  The arrangement to receive 50% of the initial franchise fees for franchises in our territory does not apply to these next 12 restaurants.  Our goal is to open and operate 36 company-owned restaurants before May 1, 2012.

We estimate that the total cost of opening a new EVOS restaurant will range from $380,500 to $534,750, exclusive of annual operating expenses and assuming that we lease the underlying real estate.  These estimated costs are set forth in the table below.  Actual costs, however, may vary significantly depending upon a variety of factors, including the location and size of the restaurant, whether the restaurant offers a drive-thru option, and variable conditions in each local real estate and employment market.

The following table details our high and low estimates for opening a new EVOS restaurant:
Category	Low Estimate	High Estimate

Initial franchise fees (1)	$17,500	$35,000
Security deposits (2)	10,000	14,000
Building, improvements and permits (3)	188,000	250,000
Furniture, fixtures and equipment (4)	130,000	188,750
Pre-opening expenses (5)	35,000	47,000

Totals	$380,500	$534,750
______________________
(1)	Includes a $17,500 net franchise fee for company-owned restaurants on the low estimate and a $35,000 franchise fee for restaurants opened by other franchisees on the high estimate.

(2)	Includes first and last months’ rent as security deposits.

(3)	Includes building and tenant improvements, architect fees and costs of permits, as well as the costs of signage, menu boards, wall art and graphics.

(4)
Includes all the tables, chairs and other furniture required to accommodate 70 people on the low estimate and 100 people on the high estimate.  Also includes all equipment needed to operate the restaurant and labor to install such equipment, which is estimated as partially used on the low estimate and new on the high estimate.

(5)
Includes hiring expenses, wages for managers and hourly employees, employee-training expenses and supplies, which could vary greatly depending on the local market for hourly wage employees.  Also includes promotion and miscellaneous expenses, which could be higher depending on the nature and scope of the promotional advertising.

We believe that in order to establish brand loyalty and recognition and to maximize our marketing and advertising efforts, we need to open several restaurants in a metropolitan area within a short time.  Accordingly, we have identified Southern California and the Las Vegas areas for our next 20 company-owned restaurants.

In addition to opening our company-owned restaurants, we plan to locate individuals or entities that can operate multi-unit franchises within our territory, so that we can build market share and brand awareness, as well as meet our obligations with the timeframes set forth in the development schedule.  Consistent with franchise practices, we plan eventually to pursue opportunities to purchase to these franchises with cash and/or stock; however, we have no commitments to do so.

Franchise Marketing

Our marketing strategy for establishing multi-unit franchises is to contact individuals or entities that have previously developed franchises with our management team in other concepts.  This strategy allows us to find people with the proper knowledge, experience, and financial resources to develop an EVOS franchise in a timely fashion.  We believe that we have an advantage in franchise development because the people we have targeted have worked successfully with our management team in the past, shortening the learning curve and accelerating entry to the market.

We are seeking individuals or groups with the skills and financial strength to operate multi-unit franchise organizations within specific geographic territories.  These persons must qualify on the basis of their skill sets and financial ability to develop a territory.  We anticipate a franchise territory will consist of areas that are either cities or counties depending on population.  We seek to identify people with considerable experience in management of food service venues who also have sufficient start-up capital to open several EVOS restaurants.

As of September 30, 2007, we have contacted only a few people, and one of them has been approved for a franchised location in Central California.  It is anticipated that this franchisee will open multiple units.  We chose to limit our marketing efforts until we had one franchisee candidate who completed the evaluation and approval process by EVOS USA, Inc., so that we would be fully aware of all aspects of the process before soliciting others to purchase an EVOS franchise.  Since this franchisee has been approved, we will begin to solicit others.  We will not engage in any advertising efforts, as we believe that we have a sufficient number of contacts with previous experience in owning and operating multi-unit franchises.

We will consider the skills and investment capital that each potential multiple franchise owner presents to determine the size and nature of the territory and the minimum number of EVOS restaurants that the franchise owner will be required to maintain in the territory in order keep the exclusive rights to that territory.  We consider the appropriate number of restaurants in an area to be one restaurant for every 200,000 of population and then set the minimum number of restaurants at half the amount.  For example, a negotiated territory with a population of 2,000,000 people should hold 10 EVOS restaurants, and a franchisee of that territory would be required to open a minimum of 5 restaurants over 3 years to maintain exclusivity.  Franchisees will not be restricted from opening additional restaurants beyond the minimum for their territory.  We have not yet generated revenue from the sourcing of EVOS franchises.

Commissary System

We plan to develop centralized commissary facilities that will serve all of the EVOS restaurants that we own in a given region.  We believe that a commissary that serves a region of restaurants will improve efficiency and consistency for the restaurant concept.  We also believe that a commissary system will allow EVOS restaurants to be approximately 300 square feet smaller than they would otherwise be.  We plan to build commissaries in areas with lower rent.  In this manner, we plan to save the difference between the 300 fewer square feet that retail rental space would cost and the commissary’s costs located in a lower rent area.  Our commissary will have storage space for paper products as well as walk-in coolers to store food.  Food preparation for sauces, salad dressings, and other EVOS base ingredients will be done in the commissary “clean room” and then delivered to local EVOS restaurants daily.  We believe central food preparation of sauces and base ingredients will maintain consistency of our restaurants’ products and possibly reduce labor costs.

We anticipate that we will develop commissary facilities for Southern California and for the Las Vegas area.

Restaurant Advertising

In connection with our Henderson EVOS restaurant, we spent approximately $34,000 for pre-opening and ongoing advertising and promotion through March 31, 2007, allowing us to meet and exceed our revenue expectations for our first six months of operations.  Our advertising has consisted primarily of newspaper print ads,  direct mailing efforts and also included one television commercial.  We also participated in other forms of advertising.  For example, we entered into a partnership with a local 24-hour gymnasium to distribute flyers with ads for the gymnasium and us.  Our ad contained a coupon for a free shake with the purchase of any meal item.

As we open restaurants in new markets, we plan to duplicate the advertising effort we employed in Henderson and to spend initially approximately 2% to 3% of monthly revenue for local advertising on a per company-owned restaurant basis.  Since we plan to build multiple restaurants simultaneously within a specific geographic region, we believe our advertising cost as a percentage of revenue will decrease as we increase the number of restaurants within a region.

Industry Background

According to the National Restaurant Association, fast food sales in the U.S. are projected to increase to $150 billion in 2007, a 5% increase over 2006.  The National Restaurant Association also indicates that the current generation of Americans is eating out in an entirely different way than the previous generation.  According to the restaurant trade group, in 1955 approximately 25% of the money Americans spent on all food purchases, including groceries, was at restaurants.  In 2007, it amounts to 48%.  Furthermore, NDP Group, a consumer and retail market research information firm, reports that in 2007 more than half of all meals purchased at the nation’s estimated 935,000 restaurants are eaten at home, at the office or in the car.  In 2006, the typical American ate 81 meals inside restaurants but ordered 127 to go, according to the research group.

We believe that there is an increasing awareness among consumers of the connection between diet and good health, and as a result, demand for high-quality healthy foods, in particular healthy fast foods, is increasing.  We believe EVOS restaurants will be able to take advantage of this growing demand for healthy fast food by focusing on lower-fat meals, nutritional content and wholesome, natural food ingredients.

Competition

The fast food segment of the restaurant industry is highly competitive and fragmented.  In addition, fast food restaurants compete against other segments of the restaurant industry, including fast-casual restaurants and casual dining restaurants.  The number, size and strength of our competitors vary by region.  Our competitors also compete based on a number of factors, including taste, speed of service, value, name recognition, restaurant location and customer service.

The restaurant industry is often affected by changes in consumer tastes; national, regional or local economic conditions; currency fluctuations; demographic trends; traffic patterns; the type, number and location of competing food retailers and products; and disposable purchasing power.  Our restaurant concept competes with international, national, and regional restaurant chains as well as locally owned restaurants.  We compete not only for customers, but also for management and hourly personnel, suitable real estate sites, and qualified franchisees.

We believe that each of the following restaurants may provide competition to EVOS restaurants, as each  offers either healthier versions of traditional American fast food or provides fast food fare with a focus on organic or naturally raised ingredients:
•	Chipotle Mexican Grill – burritos, tacos and salads using naturally raised meats
•	Better Burger – meat loaf, burgers, fries and smoothies using organic ingredients and naturally raised meats
•	B. Good – burgers, sandwiches, salads and shakes emphasizing lower fat, calorie and carb content
•	Topz – burger, sandwiches, salads, fries and shakes emphasizing lower fat and calorie content
•	KnowFat! Lifestyle Grille – burritos, wraps, salads, burgers, sandwiches and fries with a nutrition center where vitamins and supplements can be purchased
•	Baja Fresh Mexican Grill – burritos, tacos, quesadillas, salads and fajitas prepared to order
•	Blendz – salads, panini sandwiches, smoothies, soups and juices

Of the above-listed restaurants, we believe that only Chipotle Mexican Grill and Baja Fresh Mexican Grill are larger and have significantly greater financial resources than EVOS restaurants as a group.  Topz, KnowFat! Lifestyle Grille, and Blendz appear to have a few more restaurants opened than EVOS as of the date of this prospectus.

Trademarks and Copyrights

As a franchisee of EVOS USA, Inc., we have been granted a license to use certain trademarks, service marks and copyrights.  We do not have any trademarks, service marks or copyrights of our own.

Government Regulation

We are subject to various federal, state and local laws affecting our business.  Our restaurants must comply with licensing and regulation by a number of governmental authorities, which include health, sanitation, safety and fire agencies in the state or municipality in which the restaurant is located.  In addition, we must comply with various state laws that regulate the franchisor/franchisee relationship.

We are also subject to federal and state laws governing employment and pay practices, overtime, tip credits and working conditions.  The bulk of our employees are paid on an hourly basis at rates related to the federal and state minimum wages.

We are also subject to federal and state child labor laws which, among other things, prohibit the use of certain “hazardous equipment” by employees 18 years of age or younger.  Under the Americans with Disabilities Act, we could be required to expend funds to modify our restaurants to better provide service to, or make reasonable accommodation for the employment of disabled persons.  We continue to monitor our facilities for compliance with the Americans with Disabilities Act in order to conform to its requirements.  We believe future expenditures for such compliance would not have a material adverse effect on our operations.

As an area representative for EVOS USA, Inc. we solicit prospects for franchises and are subject to federal and state laws pertaining to franchising.  These laws require that certain information be provided to franchise prospects at certain times and regulate what can be said and done during the offering process.  Some of the states in our territory require the franchise offering circular to be registered and renewed on an annual basis.

Employees

The Henderson restaurant has approximately 23 employees that work various shifts.  The restaurant is open seven days per week from 11:00am to 10:00pm.  In addition to the employees at the Henderson restaurant, we had eight full-time employees as of July 31, 2007, consisting of our chief executive officer and one person for each of the following functions; restaurant site selection, restaurant buildout, franchise sales, restaurant operations, employee training, marketing, and administration.  Our chief financial officer is a part-time employee.

Facilities

Our principal offices are located at 1075 American Pacific, Suite C, Henderson, Nevada 89074.  These offices are leased by Monster Framing, Inc., a company owned by Terry A. Cartwright, one of our founders.  We do not pay any rent for the use of this space.  We are required by the terms of the Area Representative Agreement to have an office separate from other businesses no later than May 31, 2009.

Our EVOS restaurant is located at 10895 South Eastern Avenue, Unit 140/150, Henderson, Nevada 89052.  We lease 2,845 square feet under a five-year lease that commenced January 31, 2006, with an option to extend for two additional five-year terms.  We currently pay rent of $7,326 per month.

Legal Proceedings

There are no legal proceedings pending and, to the best of our knowledge, there are no legal proceedings contemplated or threatened that are deemed material to our business or us.

MANAGEMENT

Directors, Executive Officers and Key Employees

Our directors, executive officers and key employees, and their ages as of June 30, 2007, are as follows:
Name	Age	Position

Henry E. Cartwright	68	Chairman of the Board, President, Chief Executive Officer, and Director

Brad Beckstead	42	Chief Financial Officer

Gregory R. Janson	35	Secretary and Director

Ulderico Conte	37	Vice President of Franchise Development

Terry A. Cartwright	45	Vice President of Restaurant Development

R. Scott Olson	47	Director of Operations

Sam D. Dewar	61	Director

Rea M. Melanson	57	Director

Paul Schloss	40	Director

The term of office of each director ends at the next annual meeting of our stockholders or when such director’s successor is elected and qualifies.  The term of office of each officer ends at the next annual meeting of our board of directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer’s successor is elected and qualifies.

Henry E. Cartwright has been our chairman of the board, president and chief executive officer and a director since April 2007 and was one of our founders.  From October 2002 to April 2007, he was semi-retired and a private investor in numerous real estate and lending transactions and other ventures.  Mr. Cartwright served as chairman of the board of Major Video Corp. from December 1982 until its merger with Blockbuster Entertainment Corporation in January 1989.  In September 1993, Mr. Cartwright founded Back to the 50’s, Inc., a company that sold 50’s and 60’s memorabilia through a mail order catalog and showroom.  Back to the 50’s, Inc. was acquired by Crowne Ventures, Inc. in November 1995.  Mr. Cartwright served as a director of Crowne Ventures, Inc. from 1995 until he resigned in April 1998.  He served as chairman of the board of Americabilia.com, Inc. (now known as Seaena, Inc.) from September 1999 to October 2002.  Americabilia was engaged in direct Internet merchandising of American-themed collectibles, gifts and memorabilia.  He is the father of Terry A. Cartwright.

Brad Beckstead has been our chief financial officer since July 2007.  He has been the managing partner of Beckstead and Watts, LLP, an auditing firm located in Henderson, Nevada, since June 2002.  Mr. Beckstead has also been the president of United Accounting Systems, LLC, an accounting systems and document management consulting firm since January 2006.  He previously provided small business tax and accounting services and later auditing services for public companies through his own firm.  Mr. Beckstead received his bachelor’s degree in accounting from Utah State University and is a certified public accountant.  Mr. Beckstead devotes a minimum of 25 hours per week to the business of the company.

Gregory R. Janson has been a director since inception in November 2005 and was one of our founders.  He served as our president and treasurer from inception to April 2007, and has been our corporate secretary since April 2007.  Mr. Janson is the co-founder of PIN Financial LLC and has been the vice president of that NASD member investment-banking firm since May 2004.  PIN Financial LLC has not engaged in any significant business operations since November 2005.  From July 2003 to May 2004, he worked as a consultant and developed intra-day and multi-day trading systems.  From August 2001 to July 2003, he was an institutional equities sales trader at Tradition Aisle Securities.  Mr. Janson received his bachelor’s degree in finance from Hofstra University in 1994.

Ulderico Conte has been our vice president of franchise development since April 2007 and was one of our founders.  From June 2005 to November 2005, he researched various restaurant concepts before deciding on the EVOS concept and forming the company.  He served as our vice president, secretary and a director from inception to April 2007.  Mr. Conte has been the president and principal of PIN Financial LLC, a NASD member investment banking firm.  From October 2004 to May 2005, he worked as an institutional sales trader with Garden State Securities.  He served in a similar role with Tradition Aisle Securities from February 2003 to October 2004.  Until 2003, Mr. Conte owned and operated Stone Harbor Financial Services, LLC, a securities broker-dealer firm.  Following the events of September 11, 2001, he made substantial personal loans to support Stone Harbor and pay its employees.  Stone Harbor ceased doing business in 2003 and Mr. Conte filed for personal bankruptcy in October 2003.  The bankruptcy was discharged in May 2004.  He received a bachelor’s degree in business from Rider University and a master’s degree in business administration from the University of Phoenix.

Terry A. Cartwright has been our vice president of restaurant development since April 2007 and was one of our founders.  Since 2001, he has served as president of Monster Framing, a wholesale custom picture and art manufacturing company specializing in hotels, timeshares, condos and retail shops.  Mr. Cartwright received a bachelor’s degree from the University of Nevada at Las Vegas.  He is the son of Henry E. Cartwright.

R. Scott Olson has been our director of operations since March 2007.  He has been involved in the restaurant industry since 1987.  Mr. Olson was a general manager for Popeye’s Chicken & Biscuits with responsibility for the Las Vegas, Nevada area from March 2006 to February 2007.  His duties included managing operations, recruiting, training and opening new restaurants.  He was a general manager for a Lonestar Steakhouse & Saloon restaurant in Las Vegas, Nevada from August 2005 to February 2006.  From October 2003 to July 2005, he was the general manager of a Denny’s restaurant located on the Las Vegas Strip.  Mr. Olson was the director of operations for LC Pizza of Las Vegas, the area franchise owner of Little Caesars Pizza and Blimpie Subs & Salads restaurants, from February 2000 to September 2003.  He supervised 15 Blimpie restaurants and 16 Little Caesars restaurants.  He received an associate’s degree in restaurant/hotel/resort management from the University of Minnesota – Crookston.

Sam D. Dewar has been a director since June 2007.  He has been the president and CEO of Natural Harmony Foods, Inc., since he founded that company in January 2002.  Natural Harmony Foods is an independent food company based in Fort Lauderdale, Florida, that develops and markets natural meat products blended with soy protein that are lower in fat.  Mr. Dewar has been involved in the food industry since 1970.  His experience includes ten years with Campbell Soup Company as the general manager of the Pepperidge Farm Biscuit Division from 1970 to 1980, and eight years with Mars, Inc. as the president of the Snackmaster division from 1980 to 1988.  He received a bachelor’s degree from Duke University and a master’s degree in business from the University of Pennsylvania Wharton School.

Rea M. Melanson has been a director since June 2007.  Since 2002, she has been the president and tax partner of Melanson & Lancaster, CPAs, a Las Vegas, Nevada accounting firm that emphasizes tax preparation, monthly accounting services for small businesses and forensic accounting.  She has practiced as a certified public accountant in Las Vegas, Nevada, since 1990.  Her accounting experience dates back to 1980 with Price Waterhouse & Co. in Denver, Colorado.  Ms. Melanson received her bachelor’s degree from the University of Denver.  She is a certified public Accountant.

Paul Schloss has been a director since June 2007.  He has been the president, owner and founder of Brooklyn Food Group, a limited liability company in Henderson, Nevada, since 1999.  Brooklyn Food Group owns and operates six Brooklyn Bagel Deli restaurants in Henderson and Las Vegas.  From 1995 to 1999, Mr. Schloss was the director of operations for Manhattan Bagel Company, which owned and operated 22 Manhattan Bagel restaurants in Texas and Southern Nevada.  Mr. Schloss received a bachelor’s degree in marketing from Washington State University.

No directorships are held by each director in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company, under the Investment Company Act of 1940.

Messrs. Henry E. Cartwright, Janson, Conte and Terry A. Cartwright may be deemed to be organizers and “control persons” of the company, as those terms are in defined in the Securities Act of 1933.

Director Independence

As of the date of this prospectus, our common stock does not trade in any market.  As such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent.  Since we are not currently subject to corporate governance standards relating to the independence of our directors, we choose to define an “independent” director in accordance with the NASDAQ Capital Market’s requirements for independent directors (NASDAQ Marketplace Rule 4200).  The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company.

           Sam D. Dewar, Rea M. Melanson and Paul Schloss are considered independent directors under the above definition.  They will serve as members of our Audit Committee, Compensation Committee and Nominating and Governance Committee.

Limitation of Liability and Indemnification

Our articles of incorporation, as amended (“Articles of Incorporation”), contain provisions that limit the liability of our directors and officers for monetary damages for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity.  Such persons shall not be liable unless it is proven that his act or failure to act constituted a breach of his fiduciary duties and his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.  The articles do not preclude liability for directors for the payment of unlawful distributions in violation of Nevada Revised Statutes Section 78.300.

Our Articles of Incorporation also provide that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by Nevada law.  Our Bylaws provide for the advancement of expenses prior to the final disposition of any action, suit or proceeding.  We have obtained directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty.  They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.  Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay costs of settlement and damage awards against directors and officers as required by these indemnification provisions.  At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as we may permit indemnification for liabilities arising under the Securities Act of 1933 to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

The table below sets forth information regarding the remuneration of our chief executive officer and chief financial officer during our last completed fiscal year (year ended December 31, 2006).  As we were incorporated in November 2005, there was no compensation paid in 2005.  There were no other executive officers whose total compensation equaled or exceeded $100,000.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gregory R. Janson President and CEO	2006	6,000	-0-	-0-	-0-	-0-	-0-	-0-	6,000
Ira J. Miller, Chief Financial Officer (1)	2006	-0-	-0-	-0-	121,387 (2)	-0-	-0-	-0-	121,387
______________
(1)           Mr. Miller served as our chief financial officer from December 2006 to June 2007.
(2)           The warrants were valued using the Black-Scholes stock option pricing model with the following assumptions used:
•	Expected option life-years: 10
•	Risk-free interest rate: 4.6%
•	Dividend yield: 0
•	Volatility: 45%

The following table set forth information regarding the outstanding equity awards granted to our chief executive officer and chief financial officer during our last completed fiscal year.  In lieu of salary for services as our chief financial officer, we granted Mr. Miller warrants to purchase 100,000 shares at $2.20 per share in November 2006.  These warrants are exercisable until January 24, 2016.

Outstanding Equity Awards At Fiscal Year-End
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Marked Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number 0f Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Gregory R. Janson	-0-	-0-	-0-	--	--	N/A	N/A	N/A	N/A
Ira J. Miller	100,000	-0-	-0-	2.20	01/24/2016	N/A	N/A	N/A	N/A

Compensation of Directors

Each of our non-employee directors receives reimbursement for expenses of attendance for each scheduled meeting that requires physical attendance.  We do not pay any cash compensation to any of our non-employee directors.  We have granted each of our non-employee directors options to purchase up to 25,000 shares of common stock, exercisable at $4.40 per share.  The options are exercisable until June 30, 2012 and vest as to 25% upon date of grant (June 30, 2007) and 75% one year from date of grant (June 30, 2008).

Employment Agreements

We entered into an employment contract with Brad Beckstead in July 2007.  We have agreed to pay Mr. Beckstead cash compensation of $7,000 per month and have granted options to purchase a total of 70,000 shares of common stock under our 2007 Stock Option Plan.  One-half of the options vest in four equal quarterly installments during the year beginning July 20, 2007, and the remaining half will vest in eight equal quarterly installments during the two years beginning July 20, 2008.  The term of the contract is for a period of three years, but may be terminated if we do not become a public reporting company.  If we should terminate the contract without cause or if Mr. Beckstead should resign for cause, we would be obligated to pay Mr. Beckstead 12 months of cash compensation.  A lapse in our directors’ and officers’ liability insurance can be grounds for Mr. Beckstead’s resignation for cause.  In addition, if a change in control should occur, all compensation due to Mr. Beckstead through the end of the term of the contract would be immediately due and payable.

Stock Option Plan

Our stockholders adopted the 2007 Stock Option Plan on June 27, 2007 that currently permits the granting of options to purchase up to 470,000 shares.  This amount adjusts at the beginning of each of our fiscal quarters to a number equal to 10% of the number of shares of common stock outstanding at the end of our last completed fiscal quarter, or 470,000 shares, whichever is greater, and provided further that such number will be increased by the number of shares of option stock that we subsequently may reacquire through repurchase or otherwise.  Options may be granted to officers, directors, employees, and consultants on a case-by-case basis.  This Plan will remain in effect until it is terminated by the board of directors or, if so appointed by the board, a committee of two or more disinterested directors administering the Plan, except that no incentive stock option will be granted after June 26, 2017.

The 2007 Stock Option Plan is intended to (i) encourage ownership of shares by our employees and directors of and certain consultants to the company; (ii) induce them to work for the benefit of the company; and (iii) provide additional incentive for such persons to promote the success of the company.

The board of directors or committee may amend, suspend or discontinue the Plan at any time or from time to time; provided that no action of the board will cause incentive stock options granted under this Plan not to comply with Section 422 of the Internal Revenue Code unless the board specifically declares such action to be made for that purpose and provided further that without the approval of our stockholders, no such action may: (i) materially increase the maximum aggregate number of shares that may be issued under options granted pursuant to the Plan, (ii) materially increase the benefits accruing to Plan participants, or (iii) materially modify eligibility requirements for the participants.  Moreover, no such action may alter or impair any option previously granted under the Plan without the consent of the holder of such option.

The Plan contains provisions for proportionate adjustment of the number of shares for outstanding options and the option price per share in the event of stock dividends, recapitalizations, stock splits or combinations.

Each option granted under the Plan will be evidenced by a written option agreement between us and the optionee.  The option price of any incentive stock option or non-qualified option may be not less than 100% of the fair market value per share on the date of grant of the option; provided, however, that any incentive stock option granted to a person owning more than 10% of the total combined voting power of the common stock will have an option price of not less than 110% of the fair market value per share on the date of grant.  “Fair Market Value” per share as of a particular date is defined in the Plan as the closing price of our common stock as reported on a national securities exchange or the last transaction price on the reporting system or, if none, the average of the closing bid and asked prices of our common stock in the over-the-counter market or, if such quotations are unavailable, the value determined by the board in its discretion in good faith.

The exercise period of incentive stock options or non-qualified options granted under the Plan may not exceed ten years from the date of grant thereof.  Incentive stock options granted to a person owning more than ten percent of the total combined voting power of our common stock will be for no more than five years.

To exercise an option, the optionee must pay the full exercise price in cash, by check or such other legal consideration as may be approved by the committee.  Such other consideration may consist of shares of common stock having a fair market value equal to the option price, cashless exercise, a personal recourse note, or in a combination of cash, shares, cashless exercise and a note, subject to approval of the committee.

An option may not be exercised unless the optionee then is an employee, consultant, officer, or director of our company or its subsidiaries, and unless the optionee has remained continuously as an employee, consultant, officer, or director of our company since the date of grant of the option.  If the optionee ceases to be an employee, consultant, officer, or director of our company or its subsidiaries other than by reason of death, disability, or for cause, all options granted to such optionee, fully vested to such optionee but not yet exercised, will terminate three months after the date the optionee ceases to be an employee, consultant, officer or director of our company.

If the employee is terminated “for cause” (as that term is defined in the Plan), such employee’s options will terminate immediately on the date the optionee ceases employment or association.

If an optionee dies while an employee, consultant, officer or director of our company, or if the optionee’s employment, consultant, officer, or director status terminates by reason of disability, all options theretofore granted to such optionee, whether or not otherwise exercisable, unless earlier terminated in accordance with their terms, may be exercised at any time within one year after the date of death or disability of said optionee, by the optionee or by the optionee’s estate or by a person who acquired the right to exercise such options by bequest or inheritance or otherwise by reason of the death or disability of the optionee.

As of July 31, 2007, 470,000 options were outstanding under the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information regarding the beneficial ownership of our common stock, as of July 31, 2007 and as adjusted to reflect the sale of 2,500,000 units in this offering by (i) each person whom we know owned, beneficially, more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of the current directors and executive officers as a group.  We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed.  Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of July 31, 2007 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Beneficial Owner (1)	Number of Shares Beneficially Owned	Before This Offering (2)	After This Offering (3)

Ira J. Miller (4)	200,000	13.4%	5.0%

Ulderico Conte (5)	175,000	12.6%	4.5%

Gregory R. Janson (6)	175,000	12.6%	4.5%

Henry R. Cartwright	75,000	5.4%	1.9%

Terry A. Cartwright	75,000	5.4%	1.9%

Paul Schloss (7)	11,250	0.8%	0.3%

Rea M. Melanson (7)	6,250	0.5%	0.2%

Sam D. Dewar (7)	6,250	0.5%	0.2%

All directors and officers as a group (8 persons)(8)	532,500	37.5%	13.6%

___________________
(1)
With the exception of Ira J. Miller, the address of those listed is c/o Healthy Fast Food, Inc., 1075 American Pacific #C, Henderson, Nevada 89074.  Mr. Miller’s address is 2224 Summerwind Circle, Henderson, Nevada 89052.

(2)	Based on 1,393,350 shares outstanding prior to this offering.

(3)	Based on 3,893,350 shares outstanding after this offering.

(4)
Includes 100,000 shares held by Miller Family Trust Dated 7/18/2000 and 100,000 shares issuable upon the exercise of warrants.  In addition to being a 5% stockholder, Mr. Miller served as our chief financial officer from December 2006 to June 2007 and is included as a named executive officer in this table.

(5)	Includes 25,000 shares held by Mr. Conte’s wife.

(6)	Includes 25,000 shares held by Mr. Janson’s wife.

(7)	Includes 6,250 shares issuable upon the exercise of vested options.

(8)
Includes 27,500 shares issuable upon the exercise of vested options.  Does not include the share ownership of Mr. Miller, but includes the share ownership of Brad Beckstead, our current chief financial officer.

 Changes in Control

There are no agreements known to management that may result in a change of control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our present directors, officers or principal stockholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, officers or principal stockholders, nor any family member of such former directors, officers or principal stockholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us, except as described below.

Founders’ shares

At the inception of the company in November 2005, a total of 700,000 shares of common stock were sold to Gregory R. Janson, Ulderico Conte, Henry E. Cartwright, Terry A. Cartwright, and adult children of Henry E. Cartwright for total consideration of $1,750 as follows:

Name	Number of Shares
Gregory R. Janson	200,000
Ulderico Conte	200,000
Henry E. Cartwright	75,000
Terry A. Cartwright	75,000
Stan Cartwright	50,000
Dana R. Cartwright	50,000
Stacy L. Heroy	50,000
TOTAL	700,000

Loans by Janson and Conte

On November 15, 2005, we issued promissory notes to Ulderico Conte and Gregory R. Janson in the amounts of $2,525 and $275, respectively.  Both Messrs. Conte and Janson were officers, directors and founders of the company at the time.  The notes bore interest at 10% per annum and were due March 15, 2006.  These notes were paid in 2006, together with interest of $180 in the case of Mr. Conte and $17 in the case of Mr. Janson.

Mr. Conte advanced $200 during 2006, which was repaid in February 2007.

Loans by Cartwright and Miller

On October 24, 2006, we issued a promissory note to Henry E. Cartwright, one of our founders, and Ira J. Miller as Trustee of the Miller Family Trust dated July 18, 2000 for a loan of up to $300,000.  The loan was to be funded in tranches, due January 31, 2007 and secured by all of our assets.  The note bore interest at 10% per annum.

Funds were advanced to us under this note as follows:

Date	Lender	Amount
September 21, 2006	Henry E. Cartwright	$75,000
October 13, 2006	Henry E. Cartwright	$25,000
October 31, 2006	Henry E. Cartwright	$50,000
November 14, 2006	Henry E. Cartwright	$50,000
December 1, 2006	Miller Family Trust	$125,000

Proceeds from the advance received from Miller Family Trust were used in part to repay the first advance of $75,000 made by Mr. Cartwright.  At December 31, 2006, we owed each of Mr. Cartwright and Miller Family Trust $125,000 and had accrued interest of $2,216 and $1,027 relating to Mr. Cartwright’s note and the Miller Family Trust note, respectively.  These loans were repaid in March 2007, together with interest of $5,069 in the case of Mr. Cartwright and $4,075 in the case of Miller Family Trust.

Warrants Granted to Miller

On November 20, 2006, we granted Ira Miller warrants to purchase 100,000 shares of our common stock at $2.20 per share in consideration for his services as our chief financial officer.  Mr. Miller served in this position from December 2006 to June 2007.  The warrants expire January 24, 2016 and contain provisions relating to cashless exercise and “piggyback” registration rights.  We valued these warrants at $121,387.

Office Space

Our principal offices are located at 1075 American Pacific, Suite C, Henderson, Nevada 89074.  These offices are leased by Monster Framing, Inc., a company owned by Terry A. Cartwright, one of our founders.  We do not pay any rent for the use of this space, the fair market value of which is estimated to be $70 per month.  The annualized donated rent of $490 is considered immaterial to the financial statements and consequently not recorded.

Future Transactions

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party.  A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions.

DESCRIPTION OF SECURITIES

                Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value, and 25,000,000 shares of preferred stock, $0.001 par value.  As of July 31, 2007, we had 1,393,350 shares of common stock and no shares of preferred stock outstanding.  After this offering, we will have 3,893,350 shares of common stock outstanding.  If the over-allotment option is exercised in full, we will have 4,268,350 shares outstanding.

                The following is a summary of the rights of our capital stock as provided in our Articles of Incorporation and Bylaws, as they will be in effect upon the closing of this offering.  For more detailed information, please see our Articles of Incorporation and Bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Units

                Each unit consists of one share of common stock, one redeemable Class A warrant and one redeemable Class B warrant, each warrant to purchase one share of common stock.  The public warrants will trade only as part of a unit for 30 days following the date of this prospectus.  After separation of the units, the common stock and public warrants will trade as separate securities, and trading of the units shall cease.

                At the closing of this offering, we will deliver certificates representing the units to the underwriters through the facilities of the Depository Trust Company.  Thereafter, investors may request physical delivery of unit certificates at any time before the public warrants begin trading separately from the common stock included in the units.  An investor also may request delivery of separate physical certificates for the public warrants and the common stock comprising the units, but we will not be obligated to make delivery of the separate certificates until after the public warrants begin trading separately from the common stock.  Until the common stock and public warrants begin trading separately, investors will be unable to make separate delivery of certificates for the public warrants and common stock comprising a unit and will be unable to settle trades in those securities.

Class A Warrants

                General.  The Class A warrants issued in this offering may be exercised after they become separately tradable until the expiration date, which is the fifth anniversary of the date of this prospectus.  Each warrant entitles the holder to purchase one share of common stock at an exercise price of $7.20 per share, which is 120% of the public offering price of the units.  This exercise price will be adjusted if specific events, summarized below, occur.  A holder of warrants will not be deemed a holder of the underlying stock for any purpose until the warrant is exercised.  If at their expiration date the Class A warrants are not currently exercisable, the expiration date will be extended for 30 days following notice to the holders of the warrants that the warrants are again exercisable.  If we cannot honor the exercise of Class A warrants and the securities underlying the warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the warrants.  Because we are not required to settle the warrants by payment of cash, and because there is a possibility that warrant holders will not be able to exercise the warrants when they are in-the -money or otherwise, there is a risk that the warrants will never be settled in shares or payment of cash.  This may have an adverse effect on the demand for the warrants and the prices that can be obtained from reselling them.

                Redemption.  We will have the right to redeem the Class A warrants, beginning six months after the closing of this offering, at a price of $0.25 per warrant, after providing 30 days prior written notice to the Class A warrantholders, at any time after the closing price of our common stock, as reported on Nasdaq, equals or exceeds $10.20, which is 170% of the public offering price of the units, for five consecutive trading days.  We will send a written notice of redemption by first class mail to holders of the Class A warrants at their last known addresses appearing on the registration records maintained by the transfer agent.  No other form of notice or publication will be required.  If we call the warrants for redemption, the holders of the warrants will then have to decide whether to sell warrants, exercise them before the close of business on the business day preceding the specified redemption date or hold them for redemption.

Class B Warrants

                General.  The Class B warrants issued in this offering may be exercised after they become separately tradable until the expiration date, which is the fifth anniversary of the date of this prospectus.  Each Class B warrant entitles the holder to purchase one share of common stock at an exercise price of $12.00 per share, which is 200% of the public offering price of the units.  This exercise price will be adjusted if specific events, summarized below, occur.  A holder of warrants will not be deemed a holder of the underlying stock for any purpose until the warrant is exercised.  If at their expiration date the Class B warrants are not currently exercisable, the expiration date will be extended for 30 days following notice to the holders of the warrants that the warrants are again exercisable.  If we cannot honor the exercise of Class B warrants and the securities underlying the warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the warrants.  Because we are not required to settle the warrants by payment of cash, and because there is a possibility that warrant holders will not be able to exercise the warrants when they are in-the -money or otherwise, there is a risk that the warrants will never be settled in shares or payment of cash.  This may have an adverse effect on the demand for the warrants and the prices that can be obtained from reselling them.

                Redemption.  We will have the right to redeem the Class B warrants, beginning six months after the closing of this offering, at a price of $0.25 per warrant, after providing 30 days prior written notice to the Class B warrantholders, at any time after the date on which a total of 25 EVOS restaurants have been opened in our exclusive 12-state territory.  We will send a written notice of redemption by first class mail to holders of the Class B warrants at their last known addresses appearing on the registration records maintained by the transfer agent.  No other form of notice or publication will be required.  If we call the warrants for redemption, the holders of the warrants will then have to decide whether to sell warrants, exercise them before the close of business on the business day preceding the specified redemption date or hold them for redemption.

Provisions Applicable to the Class A and Class B Warrants

                Exercise.  The holders of the warrants may exercise them only if an appropriate registration statement is then in effect.  To exercise a warrant, the holder must deliver to our transfer agent the warrant certificate on or before the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised.  Fractional shares of common stock will not be issued upon exercise of the warrants.

                Adjustments in Certain Events.  We will make adjustments to the terms of the warrants if certain events occur.  If we distribute to our stockholders additional shares of common stock through a dividend or distribution, or if we effect a stock split of our common stock, we will adjust the total number of shares of common stock purchasable on exercise of a warrant so that the holder of a warrant thereafter exercised will be entitled to receive the number of shares of common stock the holder would have owned or received after such event if the warrant holder had exercised the warrant before the event causing the adjustment.  The aggregate exercise price of the warrant will remain the same in that circumstance, but the effective purchase price per share of common stock purchasable upon exercise of the warrant will be proportionately reduced because a greater number of common stock shares will then be purchasable upon exercise of the adjusted warrant.  We will make equivalent changes in warrants if we effect a reverse stock split.

                In the event of a capital reorganization or reclassification of our common stock, the warrants will be adjusted so that thereafter each warrant holder will be entitled to receive upon exercise the same number and kind of securities that such holder would have received if the warrant had been exercised before the capital reorganization or reclassification of our common stock.

                If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that warrant holders will be entitled to receive upon exercise of a warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was our stockholder immediately before the transaction and who owned the same number of shares of common stock for which the warrant was exercisable immediately before the transaction. No adjustment to the warrants will be made, however, if a merger or consolidation does not result in any reclassification or change in our outstanding common stock.

Preferred Stock

                Our Board of Directors is authorized by our Articles of Incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders.  Any shares of preferred stock so issued would have priority over our common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock.  At present we have no plans to issue any additional shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.  Although our Board of Directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock.  Our Board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Common Stock

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.  We do not have cumulative voting rights in the election of directors.  Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the shareholders.  In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.  Holders of common stock have no preemptive or other subscription of conversion rights.  There are no redemption or sinking fund provisions applicable to the common stock.

Other Warrants

As consideration for services rendered to us, we have issued warrants to purchase a total of 200,000 shares of common stock.  Messrs. Edward A. Scofield and Stephen T. Funari were each granted a warrant to purchase 25,000 shares of our common stock at $0.02 per share as consideration for legal services provided to us.  These warrants expire on January 24, 2016.  In lieu of a salary for services as our chief financial officer, we granted Ira J. Miller a warrant to purchase 100,000 shares of common stock at $2.20 per share, which expires January 24, 2016.  Also, in consideration of consulting services provided to us, we granted InfusionCapital, LLC a warrant to purchase 50,000 shares of common stock at $7.50 per share, which expires February 22, 2012.

2007 Stock Option Plan

                Our 2007 Stock Option Plan currently authorizes the grant of up to 470,000 shares of common stock (subject to adjustment for stock splits and similar capital changes) in connection with restricted stock awards, incentive stock option grants and non-qualified stock option grants.  Employees and, in the case of nonqualified stock options, directors, consultants or any affiliate are eligible to receive grants under our plans.  As of July 31, 2007, there were options to purchase 470,000 shares outstanding under our Option Plan.

Authorized but Unissued Shares

                The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval.  These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

                Our Articles of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult.  These provisions are summarized below.

Special Meetings.  Our Bylaws provide that special meetings of stockholders can be called by the Chairman of the Board, the President, a majority of the Board, or the Secretary at the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

Undesignated Preferred Stock.  The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.  The ability to issue preferred stock may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Advance Notice Procedure for Director Nominations and Stockholder Proposals.  Our Bylaws provide that adequate notice must be given to nominate candidates for election as directors or to make proposals for consideration at annual meetings of stockholders.  Notice of a stockholder’s intent to nominate a director must be delivered to or mailed and received at our principal executive offices as follows:

•	for an election to be held at the annual meeting of stockholders, not later than 90 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders; and

•
for an election to be held at a special meeting of stockholders, not later than the later of (1) 90 calendar days prior to the special meeting or (2) 10 calendar days following the public announcement of the special meeting.

Notice of a stockholder’s intent to raise business at an annual meeting must be received at our principal executive offices not later than 90 calendar days prior to the anniversary date of the preceding annual meeting of stockholders.

These procedures may operate to limit the ability of stockholders to bring business before a stockholders’ meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for our common stock is Computershare Trust Company, N.A.  Its address is 350 Indiana Street, Suite 800, Golden, Colorado 80401, and its telephone number is (303) 262-0600.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our stock.  Sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

This Offering

Upon completion of this offering, we expect to have 3,893,350 shares of common stock outstanding.  This number assumes no exercise of the underwriters’ over-allotment option, the public warrants, the representative’s warrants or any other outstanding options and warrants.  We expect to have 4,268,350 shares of common stock outstanding if the underwriters’ over-allotment option is exercised in full.

The 2,500,000 shares of common stock issued as part of the units sold in this offering, together with the up to 5,000,000 shares issued upon exercise of the Class A warrants and Class B warrants comprising part of the units sold in this offering, will be freely tradable, except by any of our “affiliates” as defined in Rule 144 under the Securities Act.  All remaining shares, and all shares subject to outstanding options and warrants, were issued and sold by us in private transactions and are eligible for public sale if registered under the Securities Act or sold in accordance with Rule 144 or Rule 701 under the Securities Act.  These 1,393,350 remaining shares are considered “restricted” within the meaning of Rule 144.

Restricted Stock, Lock-Up Agreements and Rule 144

The 1,393,350 shares of restricted stock may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration afforded by Rule 144.  The holders of these shares have agreed not to sell or otherwise dispose of any of their shares of common stock (or any securities convertible into shares of common stock) for a period of one year after completion of this offering, without the prior written consent of Paulson Investment Company, Inc., the representative of the underwriters, subject to certain limited exceptions.  After the expiration of this lock-up period, or earlier with the prior written consent of Paulson Investment Company, Inc., all of the outstanding restricted shares subject to the lock-up may be sold in the public market pursuant to Rule 144.

In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned restricted shares for at least one year, including a person who may be deemed to be our affiliate, may sell within any three-month period a number of shares of common stock that does not exceed a specified maximum number of shares.  This maximum is equal to the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the sale.  Sales under Rule 144 are also subject to restrictions relating to manner of sale, notice and availability of current public information about us.  In addition, under the Rule 144(k) of the Securities Act, a person who is not our affiliate, has not been an affiliate of ours within three months prior to the sale and has beneficially owned shares for at least two years would be entitled to sell such shares immediately without regard to volume limitations, manner of sale provisions, notice or other requirements of Rule 144.

Stock Options

As of July 31, 2007, we had granted and had outstanding stock options to purchase 470,000 shares of common stock under our Option Plan.  A total of 470,000 shares of common stock currently are reserved for issuance under our Option Plan, and we intend to file a registration statement on Form S-8 to register these shares under the Securities Act.  However, none of the shares registered on Form S-8 will be eligible for resale until expiration of the lock-up agreements to which they are subject.

Representative’s Warrants

In connection with this offering, we have agreed to issue to the representative of the underwriters warrants to purchase a total of 250,000 units at a price per unit equal to 120% of the initial offering price of the units.  The representative’s warrants will be exercisable for units at any time beginning one year after the date of this prospectus until the fifth anniversary of the date of this prospectus.  However, neither the representative’s warrants nor the underlying securities may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of one year immediately following the date of effectiveness or commencement of sales of this offering, except to any member participating in the offering and the officers or partners thereof, and only if all securities so transferred remain subject to the one-year lock-up restriction for the remainder of the lock-up period.  We have agreed to file one registration statement to register the securities underlying the representative’s warrants during the period commencing on the first anniversary of the effective date of the offering and ending on the fifth anniversary of the effective date of the offering.  The common stock and public warrants issued to the representative upon exercise of these representative’s warrants will be freely tradable.

Other Warrants

In addition to the stock options described above, we have issued warrants to purchase a total of 200,000 shares of common stock as follows:

Number of Shares Purchasable	Exercise Price	Issuance Date	Expiration Date
50,000	$0.02	January 23, 2006	January 24, 2016
100,000	$2.20	November 20, 2006	January 24, 2016
50,000	$7.50	February 22, 2007	February 22, 2012

None of the shares issued upon exercise of these warrants will be eligible for resale until the later of the expiration of the lock-up agreements with the underwriters to which they are subject or such time as they are registered under the Securities Act of 1933 or an exemption from registration is available including the exemption afforded by Rule 144.

UNDERWRITING

Paulson Investment Company, Inc. is acting as the representative of the underwriters.  We and the underwriters named below have entered into an underwriting agreement with respect to the units being offered.  In connection with this offering and subject to certain terms and conditions, each of the underwriters named below has severally agreed to purchase, and we have agreed to sell, the number of units set forth opposite the name of each underwriter.

Underwriters	Number of Units

Paulson Investment Company, Inc.	_________

Total

The underwriting agreement provides that the underwriters are obligated to purchase all of the units offered by this prospectus, other than those covered by the over-allotment option, if any units are purchased.  The underwriters are offering the units when, as and if issued to and accepted by them, subject to a number of conditions, including:

•	receipt by the underwriters of an auditor’s letter and officer’s certificate;

•	no stop order suspending the effectiveness of the registration statement in effect and no proceedings for such purpose instituted or threatened;

•	approval of legal matters by counsel for the underwriters, including the validity of the shares; and

•	the underwriters’ right to reject orders in whole or in part.

The representative of the underwriters has advised us that the underwriters propose to offer our units to the public initially at the offering price set forth on the cover page of this prospectus and to selected dealers at that price less a concession of not more than $________ per unit.  The underwriters and selected dealers may reallow a concession to other dealers, including the underwriters, of not more than $_______  per unit.  After completion of the public offering of the units, the offering price, the concessions to selected dealers and the reallowance to their dealers may be changed by the underwriters.

The underwriters have informed us that they do not expect to confirm sales of our units offered by this prospectus on a discretionary basis.

We have been advised by the representative of the underwriters that the underwriters intend to make a market in our securities but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with the offering, the underwriters or certain of the securities dealers may distribute prospectuses electronically.

Over-allotment Option

Pursuant to the underwriting agreement, we have granted the underwriters an option, exercisable for

45 days from the date of this prospectus, to purchase up to an additional 375,000 units on the same terms as the other units being purchased by the underwriters from us.  The underwriters may exercise the option solely to cover over-allotments, if any, in the sale of the units that the underwriters have agreed to purchase.  If the over-allotment option is exercised in full, the total public offering price, underwriting discount and proceeds to us before offering expenses will be $17,250,000, $1,207,500 and $16,042,500, respectively.

Stabilization

The rules of the SEC generally prohibit the underwriters from trading in our securities on the open market during this offering.  However, the underwriters are allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market.  These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

•
Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•
Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our units than it purchases from us in this offering.  To cover the resulting short position, the managing underwriter may exercise the over-allotment option described above or may engage in syndicate covering transactions.  There is no contractual limit on the size of any syndicate covering transaction.  The underwriters will make available a prospectus in connection with any such short sales.  Purchasers of units sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•
Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter.

•
Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

If the underwriters commence these activities, they may discontinue them at any time without notice.  The underwriters may carry out these transactions on the Nasdaq Capital Market or otherwise.

Indemnification

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities.  We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Underwriters’ Compensation

We have agreed to sell the units to the underwriters at the initial offering price of $5.58 per unit, which represents the initial public offering price of the units set forth on the cover page of this prospectus less the 7% underwriting discount.  The underwriting agreement also provides that Paulson Investment Company, Inc. will be paid a non-accountable expense allowance equal to 3% of the gross proceeds from the sale of the units offered by this prospectus, excluding any units purchased on exercise of the over-allotment option.  We have paid Paulson Investment Company, Inc. a $35,000 advance against the non-accountable expense allowance which, if the offering is terminated, will be returned to us to the extent it is not applied to expenses actually incurred by Paulson Investment Company, Inc.

On completion of this offering, we will issue to the representative of the underwriters warrants to purchase up to 250,000 units at a price of per unit equal to 120% of the initial offering price of the units.  The representative’s warrants will be exercisable for units at any time beginning one year after the date of this prospectus, and will expire on the fifth anniversary of the date of this prospectus.  However, neither the representative’s warrants nor the underlying securities may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of one year immediately following the date of effectiveness or commencement of sales of the offering, except to any member participating in the offering and the officers or partners thereof, and only if all securities so transferred remain subject to the one-year lock-up restriction for the remainder of the lock-up period.

The holder of these warrants will have, in that capacity, no voting, dividend or other stockholder rights.  Any profit realized on the sale of the units issuable upon exercise of these warrants may be deemed to be additional underwriting compensation.  The securities underlying these warrants are being registered pursuant to the registration statement of which this prospectus is a part.  During the term of these warrants, the holder thereof is given the opportunity to profit from a rise in the market price of our common stock.  We may find it more difficult to raise additional equity capital while these warrants are outstanding.  At any time at which these warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms.

The following table summarizes the underwriting discount we will pay to the underwriters and the non-accountable expense allowance we will pay to the representative of the underwriters.  These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Total
	Per Unit	Without Over- Allotment	With Over- Allotment
Underwriting discount	$0.42	$1,050,000	$1,207,500
Non-accountable expense allowance	$0.18	$450,000	$450,000

Warrant Solicitation Fee

We have engaged the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the Class A and Class B warrants.  To the extent not inconsistent with the guidelines of the Financial Industry Regulatory Authority and the rules and regulations of the Securities and Exchange Commission, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the representative.  No compensation will be paid to the representative upon the exercise of the warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the representative solicited his, her or its exercise;

•	the warrants are held in a discretionary account, unless prior specific written approval for the exercise is received from the holder;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Lock-Up Agreements

Our officers, directors and all stockholders (including holders of securities convertible into common stock) have agreed that for a period of one year from the date this registration statement becomes effective they will not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, other than through existing Rule  10b5-1 trading plans, intra-family transfers or transfers to trusts for estate planning purposes, without the consent of Paulson Investment Company, Inc. which consent will not be unreasonably withheld.  Paulson Investment Company, Inc. may consent to an early release from the one-year lock-up period if, in its opinion, the market for the common stock would not be adversely affected by sales and in cases of an officer, director or other stockholder’s financial emergency.  We are unaware of any officer, director or current stockholder who intends to ask for consent to dispose of any of our equity securities during the lock-up period.

Determination of Offering Price

The public offering price of the units offered by this prospectus and the exercise price of the public warrants have been determined by negotiation between us and the underwriters.  Among the factors considered in determining the public offering price of the units and the exercise price of the warrants were:

•	our history and our prospects;

•	the industry in which we operate;

•	the status and development prospects for our proposed products;

•	the previous experience of our executive officers; and

•	the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the units.  That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the units, or the common stock and warrants contained in the units, can be resold at or above the initial public offering price.

LEGAL MATTERS

Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado, will pass upon the validity of the common stock offered by this prospectus on our behalf.  The underwriters have been represented by Holland & Knight LLP, Portland, Oregon.

EXPERTS

Our financial statements as of December 31, 2006 and 2005, and for the year ended December 31, 2006 and the period from November 1, 2005 (inception) through December 31, 2005 included in this prospectus have been audited by Reeves, Evans, McBride & Zhang, LLP, an independent registered public accounting firm, to the extent set forth in its report, and are set forth in this prospectus in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the units offered by this prospectus, we have filed a registration statement on Form SB-2 under the Securities Act with the SEC.  This prospectus, filed as part of the registration statement, does not contain all of the information included in the registration statement and the accompanying exhibits and schedules.  For further information with respect to our units, shares and warrants, and us you should refer to the registration statement and the accompanying exhibits and schedules.  Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete, and you should refer to the copy of the contract or other document filed as an exhibit to the registration statement.  You may inspect a copy of the registration statement and the accompanying exhibits and schedules without charge at the SEC’s public reference facility, 100 F Street, NE, Washington, D.C. 20549, and you may obtain copies of all or any part of the registration statement from this office for a fee.  You may obtain information on the operation of the public reference facility by calling the SEC at 1-800-SEC-0330.  The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically.  The address of the site is http://www.sec.gov.

You should rely only on the information contained in this prospectus and in any free writing prospectus that states that it has been provided with our approval.  We have not, and the underwriters have not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The information in this prospectus may only be accurate as of the date appearing on the cover page of this prospectus, regardless of the time this prospectus is delivered or our units are sold.

We are not, and the underwriters are not, making an offer to sell the units in any jurisdiction where the offer or sale is not permitted.  No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or the possession or distribution of this prospectus in any such jurisdiction.  Persons who come into possession of this prospectus in jurisdictions outside of the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable in that jurisdiction.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets at June 30, 2007 (unaudited), December 31, 2006 (audited) and December 31, 2005 (audited)	F-2

Statements of Operations for the six months ended June 30, 2007 (unaudited), six months ended June 30, 2006 (unaudited), year ended December 31, 2006 (audited) and the period from November 1, 2005 (inception) through December 31, 2005 (audited)
F-3

Statement of Stockholders’ Equity for the period from November 1, 2005 (inception) through December 31, 2006 (audited) and January 1, 2007 through June 30, 2007 (unaudited)	F-4

Statements of Cash Flows for the six months ended June 30, 2007 (unaudited), six months ended June 30, 2006 (unaudited), year ended December 31, 2006 (audited) and the period from November 1, 2006 (inception) through December 31, 2005 (audited)
F-5

Notes to Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Healthy Fast Food, Inc.
Henderson, NV

We have audited the accompanying  balance sheets of Healthy Fast Food, Inc. as of December 31, 2006 (as restated) and 2005, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2006 (as restated) and period from November 1, 2005 (inception) through December 31, 2005.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Healthy Fast Food, Inc as of December 31, 2006 (as restated) and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006 (as restated) and period from November 1, 2005 (inception) through December 31, 2005, in conformity with the accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company incurred a net loss of $337,497 from November 1, 2005 (Inception) through December 31, 2006. This and other factors discussed in Note 2 to the financial statements raise substantial doubt about the Company's ability to continue as a going concern.  The  financial  statements  do  not  include  any adjustments  relating  to the  recoverability  and  classification  of  recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

We initially issued a Report of Independent Registered Public Accounting Firm (Report) on the above listed financial statements on May 23, 2007. Subsequent to the date of that Report, management determined that the Company’s 2006 financial statements were misstated for reasons described below. We formally withdrew our Report of Registered Public Accounting Firm dated May 23, 2007 on July 20, 2007 and no reliance should be placed upon that opinion.

As described in Note 3 to the financial statements, the Company failed to implement accounting principles generally accepted in the United States of America in its treatment of certain lease incentives and rental costs incurred during a construction period. The Company has restated its 2006 financial statements to conform to these principles.

As discussed in Note 3 to the financial statements, certain errors and the use of unreasonable estimates resulting in the misstatement of previously reported prepaid assets, other assets, accounts payable and officer compensation as of December 31, 2006, were discovered by the management of the Company during the current year. Accordingly, the 2006 financial statements have been restated to correct these errors.

/s/ Reeves, Evans, McBride & Zhang LLP

Las Vegas, Nevada
August 9, 2007

HEALTHY FAST FOOD, INC.
BALANCE SHEETS

	Unaudited	Audited
	June 30, 2007	December 31, 2006	December 31, 2005
ASSETS		Restated

Current assets
Cash	$1,124,994	$53,527	$126
Inventory	14,107	15,882	-
Prepaid expenses	-	-	10,000
Total current assets	1,139,101	69,409	10,126

Leasehold improvements, property and equipment, net	466,252	493,363	-

Other assets
Deposits	137,791	137,791	-
Deferred offering costs	140,280	-	-
Franchise fees, net of amortization	16,248	17,121	-
Prepaid franchise fees	77,500	77,500	-
Total other assets	371,819	232,412	-

Total assets	$1,977,172	$795,184	$10,126

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$125,395	$97,035	$-
Accrued interest - related parties	-	3,243	-
Notes payable- related parties	-	250,200	2,800
Other notes payable	-	6,000	6,000
Total current liabilities	125,395	356,478	8,800

Deferred rent	97,416	107,088	-
Long-term liabilities	-	-	-

Total liabilities	222,811	463,566	8,800

Commitments and contingencies	-	-	-

Stockholders' equity
Preferred stock; $0.001 par value; 25,000,000 shares authorized,
no shares issued and outstanding	-	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized,
1,393,350, 1,000,550 and 700,000 shares issued and outstanding
at 6/30/07, 12/31/06 and 12/31/05, respectively	1,393	1,001	700
Additional paid-in capital	2,421,148	668,114	1,050
Stock subscriptions receivable	(150)	-	-
Deficit	(668,030)	(337,497)	(424)
Total stockholders' equity	1,754,361	331,618	1,326

Total liabilities and stockholders' equity	$1,977,172	$795,184	$10,126

HEALTHY FAST FOOD, INC.
STATEMENTS OF OPERATIONS
				Audited
				For the period from
				November 1, 2005
	Unaudited		Audited	(Date of inception)
	For the six months ended		For the year ended	through
	June 30, 2007	June 30, 2006	December 31, 2006	December 31, 2005
			Restated
Revenues
Restaurant sales, net of discounts	$538,113	$-	$131,870	$-

Restaurant operating costs
Food, beverage and packaging costs	228,695	-	66,657	-
Labor and related expenses	178,897	-	72,058	-
Occupancy and related expenses	50,366	4,030	49,725	-
Advertising	41,863	-	15,450	-
Royalties	15,491	-	7,253	-
General and administrative	101,433	6,197	58,169	424
Officer compensation	167,424	-	134,672	-
Board fees	34,375	-	-	-
Consulting fees - related parties	11,458
Depreciation and amortization	35,913	5,442	27,764	-
Amortization of franchise fees	873	-	379	-
Pre-opening costs	-	7,113	31,437	-
Total costs and expenses	866,788	22,782	463,564	424
Loss from operations	(328,675)	(22,782)	(331,694)	(424)

Interest expense	(6,122)	-	(5,379)	-
Interest income	4,264	-	-	-

Loss before income taxes	(330,533)	(22,782)	(337,073)	(424)
Provision for income taxes	-	-	-	-
Net loss	$(330,533)	$(22,782)	$(337,073)	$(424)

Net loss per common share - basic and fully diluted	$(0.27)	$(0.03)	$(0.39)	$(0.00)

Weighted average common shares outstanding -
basic and diluted	1,204,808	758,786	871,765	361,667

HEALTHY FAST FOOD, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
				Stock		Total
	Common Stock		Additional	Subscription		Stockholders'
	Shares	Amount	Paid-in Capital	Receivable	Deficit	Equity
Balance, November 14, 2005 (Date of Inception)	--	$--	$--	$--	$--	$--

Issuance of stock to founders,	700,000	700	1,050			1,750
$0.0025 per share

Net loss	--	--	--		(424)	(424)

Balance, December 31, 2005	700,000	700	1,050	--	(424)	1,326

Issuance of stock pursuant to private placement	300,000	300	544,578	--	--	544,878
$2.00 per share, net of $55,122 of offering costs paid in cash and warrants to purchase 50,000 shares valued at $99,192

Issuance of stock valued at $2.00/share for services	550	1	1,099	--	--	1,100

Fair value of share-based compensation (Note 12)	--	--	121,387		--	121,387

Net loss (Restated)	--	--	--		(337,073)	(337,073)

Balance, December 31, 2006 (Restated)	1,000,550	1,001	668,114	--	(337,497)	331,618

Unaudited
Issuance of stock pursuant to private placement	227,000	227	903,273	--	--	903,500
$4.00 per share, net of $4,500 of offering costs paid in cash

Issuance of shares valued at $2.00/share for debt and interest	3,350	3	6,698	--	--	6,701

Warrants issued for deferred offering costs	-	-	11,265	-	-	11,265

Issuance of stock pursuant to private placement
$4.00 per share, net of $1,173 of offering costs paid in cash	162,450	162	648,465	(150)	-	648,477

Fair value of share-based compensation	-	-	183,333	-	-	183,333

Net loss	-	-	-	-	(330,533)	(330,533)
Balance, June 30, 2007 (Unaudited)	1,393,350	$1,393	$2,421,148	$(150)	$(668,030)	$1,754,361

HEALTHY FAST FOOD, INC.
STATEMENTS OF CASH FLOWS

				Audited
				For the period from
				November 1, 2005
	Unaudited		Audited	(Date of inception)
	For the six months ended		For the year ended	through
	June 30, 2007	June 30, 2006	December 31, 2006	December 31, 2005
			Restated
Cash flows from operating activities:
Net (loss)	$(330,533)	$(22,782)	$(337,073)	$(424)
Adjustments to reconcile net (loss) to net
cash (used) by operating activities:
Depreciation and amortization	35,913	5,442	27,764	-
Amortization of franchise fees	873	-	379	-
Share-based compensation	183,333	-	121,387	-
Stock issued for services	-	-	1,100	-
Stock issued for interest	700	-	-	-
Changes in operating assets and liabilities:
Inventory	1,775	-	(15,882)	-
Prepaid expenses	-	-	10,000	(10,000)
Accounts payable and accrued liabilities	28,360	-	97,035	-
Accrued interest - related parties	(3,243)	-	3,243	-
Deferred rent	(9,672)	4,030	107,088	-
Net cash provided (used) by operating activities	(92,494)	(13,310)	15,041	(10,424)

Cash flows from investing activities:
Deposits	-	(81,512)	(137,791)	-
Prepaid franchise fees	-	-	(77,500)	-
Purchase of fixed assets	(8,802)	(39,604)	(521,126)	-
Purchase of intangible assets	-	(17,500)	(17,500)	-
Net cash (used) by investing activities	(8,802)	(138,616)	(753,917)	-

Cash flows from financing activities:
Net proceeds from issuance of common stock	1,552,128	415,000	544,877	1,750
Subscriptions receivable	(150)	-	-	-
Deferred offering costs	(129,015)	(38,022)	-	-
Proceeds from notes payable - related parties	-	-	250,200	2,800
Payments on notes payable - related parties	(250,200)	-	(2,800)	-
Proceeds from issuance of notes payable	-	-	-	6,000
Net cash provided by financing activities	1,172,763	376,978	792,277	10,550

Net change in cash	1,071,467	225,052	53,401	126

Cash, beginning of period	53,527	126	126	-

Cash, end of period	$1,124,994	$225,178	$53,527	$126

Supplemental disclosure of cash flow information:
Interest paid	$6,122	$-	$2,136	$-
Value of warrants issued for offering costs	$11,265	$-	$-	$-
Number of shares issued for debt and interest	3,350	-	-	-
Value of shares issued for debt and interest	$6,701	$-	$-	$-

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of business– Healthy Fast Food, Inc. (the “Company”) was incorporated in the state of Nevada on November 14, 2005.  The Company owns and operates an EVOS® fast food franchise restaurant located in Henderson, Nevada under franchise rights purchased from EVOS, USA, Inc.  The Company also has secured the exclusive right to solicit EVOS® franchises on behalf of EVOS USA, Inc. as an area representative within a 12-state territory.

Increase in authorized capital; reverse stock split– As of June 29, 2007, the Company increased its authorized capital to 100,000,000 shares of common stock, $0.001 par value, and 25,000,000 shares of preferred stock, $0.001 par value.  In connection with this action, the Company amended and restated its articles of incorporation.  On June 30, 2007, the Company conducted a reverse split of its outstanding common stock on a 1-for-2 basis.  The accompanying financial statements and these notes have been retroactively restated to reflect the effect of the reverse stock split.

Restaurant operations; franchise agreement– The Company entered into a franchise agreement with EVOS USA, Inc. as of December 14, 2005, giving the Company the right to develop and operate one EVOS® fast food restaurant.  The Company opened its first restaurant in Henderson, Nevada and began restaurant operations in October 2006.  The initial term of the franchise agreement is 10 years, with two optional 5-year renewal periods.

As of December 31, 2006, the Company was obligated to pay EVOS USA, Inc. a royalty of 5.5% of net revenue generated by the restaurant.  The royalty fees are paid based upon the gross revenues derived from food and beverage sales exclusive of sales taxes.  During the year ended December 31, 2006, the Company paid approximately $7,253 in royalty fees to EVOS USA, Inc.

The Company may be required to spend at least 2% of gross sales on local marketing, and in the future, an additional 2% to a “system fund” that may be administered by EVOS USA, Inc.  EVOS USA, Inc. currently has a moratorium on the fund assessments until March 31, 2008, at which time it will determine if the funds are needed based on the number of opened stores both locally and nationally.  If the Company would have been required to pay to the marketing and system funds during fiscal 2006, the pro forma impact would have been to increase the net loss and net loss per share by $5,275 and $0.00, respectively.  If the Company would have been required to pay to the marketing and system funds during fiscal 2005, there would have been no impact on net loss and net loss per share since the Company had no gross revenues.

Under the franchise agreement, the Company (i) is required to comply with the rules and operating procedures established by EVOS USA, Inc.; (ii) is required to buy supplies and inventory from an approved suppliers list; and (iii) conditionally assigned its lease and telephone numbers and listings of the Henderson restaurant to EVOS USA, Inc. in order to secure the Company’s royalty payment and other performance obligations under the franchise agreement.

The Company plans to expand its restaurant operations by opening additional restaurants owned by the Company.  Company-owned restaurants are initially expected to be located in a limited number of geographical areas where the management team has extensive experience from prior franchise businesses.

Franchise sales activities; area representative agreement– The Company signed an Area Representative Agreement (“ARA”) with EVOS USA, Inc. in December 2006.  Under the ARA, the Company has the exclusive right to sell EVOS® franchise rights in Arizona, California, Colorado, Kansas, Nevada, New Mexico, Ohio, Oklahoma, Oregon, Texas, Utah, and Washington.

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS
Under the ARA, the Company is entitled to receive 50% of the initial franchise fee revenue and 50% of the gross revenue royalty fee for all franchised EVOS® restaurants, including Company-owned restaurants, within the 12-state territory (except for the special arrangements relating to the initial franchise fees for the first eight third-party franchise locations, as stated below).  Since the Company-owned restaurants are similarly treated under the ARA, the Company will pay a net 2.75% royalty on gross revenue per month to EVOS USA, Inc. commencing March 31, 2007.

Pursuant to the ARA, the Company paid cash of $6,458 per restaurant, or a total of $77,500, to EVOS USA, Inc. (see Note 7 for further discussion) for the rights to 12 Company-owned restaurants.  As consideration for the discounted franchise fees, the Company will forgo its right to receive 50% of the franchise fee revenue generated from the first eight restaurants awarded to third party franchisees within the Company’s 12-state territory.  (EVOS USA, Inc. has agreed to provide all of the upfront training for the first eight new franchisees within the Company’s 12-state territory.)

Use of estimates– The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents– The Company considers all investments with an original maturity of three months or less to be a cash equivalent.  The Company’s cash in bank and short-term investments, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts and, accordingly, the Company believes it is not exposed to any significant credit risk on cash and short-term investments.

Inventories– Inventories consisting of food, beverages, and supplies are stated at the lower of cost or market; cost is determined using the first-in, first-out method.  The Company has no minimum purchase commitments with its vendors.  As of December 31, 2006, inventories consisted of the following: food and beverages $8,358, non-foods $7,524.

Leasehold improvements, property and equipment– Leasehold improvements, property and equipment are stated at cost less accumulated depreciation.  Expenditures for property acquisitions, development, construction, improvements and major renewals are capitalized.  The cost of repairs and maintenance is expensed as incurred.  Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 10 years.  Leasehold improvements are amortized over the shorter of the lease term, which generally includes reasonably assured option periods, or the estimated useful lives of the assets.  Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in income from continuing operations before income taxes.

The estimated useful lives are:

Leasehold improvements and buildings	5-20 years
Furniture and fixtures	3-10 years
Equipment	3-7 years

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment.  The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Long-lived assets– Long-lived assets are evaluated when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets.  When any such impairment exists, the related assets will be written down to fair value.

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

Deferred offering costs– The Company capitalizes certain costs associated with the offering of its stock and adjusts the deferred cost to offset offering proceeds upon closing of the offering or expenses the costs upon abandonment of the offering.

Deposits– Deposits consist primarily of the $128,025 security deposit, of which $64,012 was paid and $64,013 was unpaid as of December 31, 2006, in connection with the Company’s Henderson restaurant property lease and is carried at the lower of fair value or cost.

Franchise fees– Franchise fees paid to EVOS USA, Inc. are stated at cost.  Amortization of the franchise fees is calculated based on the straight-line method over the ten-year useful life of the franchise agreement.  In accordance with SFAS 142, paragraph 11, the useful life of an intangible asset is determined by the period over which the asset is expected to contribute either directly or indirectly to the future cash flows of the Company.  Franchise renewal fees are also recorded at cost and amortized over the useful life of the renewal term.  Upon closing or disposal of a restaurant, the accounts will be relieved of cost and accumulated amortization and the related gain or loss will be reflected in income from continued operations.  As of December 31, 2006, franchise fees consisted of $17,500 net of $379 of accumulated amortization.

Prepaid franchise fees– Prepaid franchise fees consist entirely of the advances and payments made to EVOS USA, Inc. in connection with the Company entering into the ARA agreement in December 2006.  The Company has the right to develop and operate an additional 12 EVOS® restaurants without paying additional franchise fees.  As the Company opens new restaurants, a proportional amount of prepaid franchise fees will be capitalized to franchise fees and amortized over the useful life of the franchise agreement in accordance with SFAS 142, paragraph 11.

Goodwill and intangible assets– The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”).  According to this statement, goodwill and intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test.  Fair value for intangible assets is based on discounted cash flows.  Under SFAS 142, the carrying value of such assets is calculated at the lowest level for which there are identifiable cash flows.

SFAS 142 requires the Company to compare the fair value of the reporting unit to its carrying amount on an annual basis to determine if there is potential impairment.  If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the fair value of the intangible asset within the reporting unit is less than its carrying value.

Insurance liability– The Company maintains various insurance policies for workers’ compensation, employee health, officer and director, general liability, and property damage.  Pursuant to these policies, the Company is responsible for losses up to certain limits and is required to estimate a liability that represents the ultimate exposure for aggregate losses below those limits.  No liability exists as of December 31, 2006 and 2005, but in the event a liability is incurred, the amount will be based on management’s estimates of the ultimate costs to be incurred to settle known claims and claims not reported as of the balance sheet date.  Any future estimated liability may not be discounted and may be based on a number of assumptions and factors, including historical trends, actuarial assumptions, and economic conditions.  If actual trends differ from the estimates, future financial results could be impacted.

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

Rent– Rent expense for the Company’s lease, which provides for escalating rentals over the term of the lease, is recorded on a straight-line basis over the lease term.  The lease term began when the Company had the right to control the use of the property, which was before rent payments were actually due under the lease.  The difference between the rent expense and the actual amount payable under the terms of the lease is recorded as deferred rent in the financial statements pursuant to the FASB Staff Position No. 13-1 Accounting for Rental Costs Incurred During the Construction Period (“FSP 13-1”).  Rent totaling $31,437 was expensed and included as pre-opening costs during the year ended December 31, 2006.

On February 7, 2005, the Office of the Chief Accountant of the Securities and Exchange Commission issued a letter to the American Institute of Certified Public Accountants expressing its views regarding certain operating lease accounting issues and their application under generally accepted accounting principles in the United States of America (“GAAP”).  Management has determined that the appropriate interpretation of FASB Technical Bulletin No. 88-1, “Issues Relating to Accounting for Leases,” requires these allowances to be recorded as a leasehold improvement asset and deferred rent liability on the Balance Sheet and as both an investing activity (addition to property and equipment) and a component of operating activities on the Statements of Cash Flows.  For the year ended December 31, 2006, the Company recorded additional leasehold improvements ($95,000) and deferred rent ($95,000) in its Balance Sheet to reflect the unamortized portion of tenant improvement allowances and deferred rent liabilities for the existing lease.  The Company’s Statements of Cash Flows reflects cash reimbursements received for tenant improvement allowances during the periods presented as additions to property and equipment and an increase in operating activities.  As of December 31, 2006, the Company has an unamortized tenant improvement allowance of $76,000, and a deferred rent liability balance of $107,088.

Advertising Expense– The Company recognizes advertising expense as incurred.  The Company recognized advertising expense totaling $15,450 and -0- for the years ended December 31, 2006 and 2005.

Income taxes– The Company accounts for its income taxes in accordance with SFAS 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2006 are as follows:

Deferred tax assets:
Net operating loss	$337,073
Stock, options and warrants issued for services and financing costs	(220,579)
116,494
Income tax rate	34%
39,608
Less valuation allowance	(39,608)
$-

Through December 31, 2006, a valuation allowance has been recorded to offset the deferred tax assets, including those related to the net operating losses.  During the year ended December 31, 2006, the Company determined that it was more likely than not that it would not realize its deferred tax assets and a valuation allowance was recorded.  At December 31, 2006, the Company had approximately $337,000 of federal and state net operating losses.  The net operating loss carryforwards, if not utilized will begin to expire in 2024.

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

Reconciliations of the U.S. federal statutory rate to the actual tax rate follows for the years ended December 31, 2006 and 2005 are as follows:

	2006	2005

U.S. federal statutory income tax rate	34.0%	34.0%
State tax – net of federal benefit	0.0%	0.0%
	34.0%	34.0%
Increase in valuation allowance	(34.0%)	(34.0%)
Effective tax rate	0.0%	0.0%

Fair value of financial instruments– SFAS 107, “Disclosure About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments.  As of December 31, 2006 and 2005, the carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature of such financial instruments.

Revenue, discounts and expense recognition– Revenue from restaurant sales is recognized when food and beverage products are sold.  The Company reduces revenue by sales returns and sales discounts.

Revenue earned as an area representative for EVOS USA, Inc. is derived from restaurants in the Company’s 12-state territory and will include initial franchise fees, continuing service fees, and royalties.  Continuing service fees and royalties are recognized in the period in which they are earned.  Except for the first eight franchises sold within the Company’s 12-state territory as discussed above, franchise fee revenue is recognized and fully earned upon the completion of the Company’s commitment to train each of the EVOS® restaurants sold in the Company’s 12-state territory.  SFAS 45, paragraph 5 (a)-(c), stipulates that initial franchise fee revenue from a franchise sale should be recognized when the franchisor has substantially performed or satisfied all material services or conditions relating to the sale.  Substantial performance has occurred when the franchisor has: (a) no remaining obligations or intent to refund any cash received or to forgive any unpaid notes or receivables; (b) performed substantially all of the initial services required by the franchise agreement (such as providing assistance in site selection, obtaining facilities, advertising, training, preparing operating manuals, bookkeeping, or quality control); and (c) met all other material conditions or obligations.  The Company believes that completion of its training commitment satisfies the “substantial performance” definition outlined above.  As of December 31, 2006, the Company did not recognize any franchise fee revenue.

Costs and expenses are recognized during the period in which they are incurred.

Restaurant pre-opening costs– Pre-opening costs, including wages, benefits and travel for the training and opening teams, food and other restaurant operating costs, are expensed as incurred prior to the opening of a restaurant.  These costs include $31,437 of rent paid since the adoption of the Financial Accounting Standards Board (“FASB”) Staff Position No. FAS 13-1 “Accounting for Rental Costs Incurred During a Construction Period,” (“FSP 13-1”) in January 2006.

Expenses of offering– The Company accounts for specific incremental costs directly to a proposed or actual offering of securities as a direct charge against the gross proceeds of the offering.  During the year ended December 31, 2006, the Company incurred cash offering related costs of $55,122 and non-cash offering related costs of $99,192 for total offering costs of $154,314.

Stock-based compensation– In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment” (“SFAS 123R”), which replaces SFAS No. 123, and supersedes APB No. 25.  SFAS 123R requires all share-based payments to employees, including grants of Company stock options to Company employees, as well as other equity-based compensation arrangements, to be recognized in the financial statements based on the grant date fair value of the awards.  Compensation expense is generally recognized over the vesting period.  For the year ended December 31, 2006, the Company recognized offering costs totaling $99,192 and compensation expense totaling $121,387 associated with the issuance of warrants.  See Note 12 for further discussion.

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

Comprehensive income (loss)– The Company has no components of other comprehensive income.  Accordingly, net loss equals comprehensive loss for all periods.

Earnings (loss) per share– Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities.  Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stock during the applicable period.  Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period.  Common stock equivalent shares are excluded from the computation if their effect is antidilutive.  For the years ended December 31, 2006 and 2005, the Company had 150,000 and -0- common stock equivalent shares, respectively, which were considered antidilutive and excluded from the earnings (loss) per share calculations.

Concentration of risk– The Company’s operations and future business model are dependent in a large part on EVOS USA, Inc.’s ability to meet its obligations to provide operational support and expertise.  EVOS USA, Inc.’s inability to meet its obligations as franchisor may have a material adverse effect on the Company’s financial condition.

Geographic concentration– As of December 31, 2006, all of the Company’s revenues are derived from its sole restaurant located in Southern Nevada, which may be impacted in the event of a decline in the local economy.

New accounting pronouncements– In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”(“SFAS 154”).  SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement that do not include explicit transition provisions.  It requires that changes in accounting principle be retroactively applied, instead of including the cumulative effect in the income statement.  The correction of an error will continue to require financial statement restatement.  A change in accounting estimate will continue to be accounted for in the period of change and in subsequent periods, if necessary.  SFAS 154 is effective for fiscal years beginning after December 31, 2006.  The Company does not expect the adoption of this statement to have a material impact on its financial condition or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”), which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS 140”).  SFAS 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives.  The Company does not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2006, the FASB published FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”), to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in SFAS 109, on the uncertainty in income taxes recognized in an enterprise’s financial statements.  FIN 48 prescribes a consistent recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  FIN 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted.  The Company does not expect the adoption of FIN 48 to have a material effect on its financial statements.

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108, “Considering the Effects on Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”).  SAB 108 requires registrants to quantify errors using both the income statement method (i.e. iron curtain method) and the rollover method and requires adjustment if either method indicates a material error.  If a correction in the current year relating to prior year errors is material to the current year, then the prior year financial information needs to be corrected.  A correction to the prior year results that is not material to those years would not require a “restatement process” where prior financials would be amended.  SAB 108 is effective for fiscal years ending after November 15, 2006.  The Company has adopted SAB 108 and has determined that it did not impact its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”).  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair values.  This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The adoption of SFAS 157 will not have a material impact on the financial results of the Company.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115” (“SFAS 159”).  SFAS 159 permits companies to elect to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  The provisions of SFAS 159 become effective as of the beginning of the Company’s 2009 fiscal year.  Management is currently evaluating the impact that SFAS 159 will have on the Company’s financial statements.

2.	GOING CONCERN

As shown in the accompanying financial statements, as of December 31, 2006, the Company has a deficit of $337,497. For the year ended December 31, 2006, the accumulated deficit balance represents the start-up phase and the opening of one restaurant.  Accordingly, this raises substantial doubt about the Company’s ability to continue as a going concern.

The Company was able to raise $600,000 through its initial private placement.  The funds have been used in the development of the business plan and the establishment of its first restaurant in Henderson, Nevada.  The Company initiated a second private placement in December 2006, to raise $2,000,000 of additional equity capital.  As of June 30, 2007, the Company had raised $1,557,800 pursuant to the second private placement.  The Company is contractually committed to developing five new restaurants by May 31, 2008 under the terms of its Area Representative Agreement at estimated costs ranging from $380,500 to $534,750 per restaurant.  At the end of the second quarter of 2008, the Company will be required to obtain additional funds if it does not generate sufficient cash from operating activities to fund its future operations.

In that regard, the Company is undertaking various plans and measures to raise capital through debt and equity offerings, which it believes will increase funds available for restaurant development and working capital. No assurances, however, can be given that those plans and measures will be successful in increasing funds for the development and operations of the Company.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS
3.	RESTATEMENT OF 2006 FINANCIAL STATEMENTS

During the third quarter of 2007, current Company management became aware of material misstatements of amounts presented in the Company’s December 31, 2006 balance sheet and the related statements of operations, stockholders’ equity and cash flows for the year then ended.  These misstatements arose from the unintentional misinterpretation of facts and mistakes made by prior accounting personnel in the applications of certain accounting principles generally accepted in the United States of America. The accompanying financial statements for 2006 have been restated to reflect the corrections.  The errors are summarized as follows:
1.
Failure to apply the principles of FASB Statement 13 (SFAS 13) in the treatment of certain rent holidays and landlord incentives the Company received pursuant to its operating lease. In addition, the Company failed to implement FAS 13-1 in respect to the accounting for rental costs incurred during a construction period. These errors resulted in an understatement of tenant improvements and corresponding deferred rent liabilities and understatement of occupancy and related expenses.

2.	Improper classifications of prepaid franchise fees and offering costs resulting in the overstatement of prepaid expenses, other assets and related operating expenses.
3.	Failure to accrue a current liability to pay lease deposit resulting in the understatement of other assets and current liabilities.
4.	Unreasonable use of an accounting estimate in the computation of officer shared-based compensation resulting in the overstatement of officer compensation.

The following is a summary of the restatements for 2006:

Increase in occupancy and related expenses	$(28,416)
Improper expensing of franchise fee	7,500
Unreasonable use of estimate used in computing officer share-based compensation	61,068
Subtotal	40,152
Income tax effect of restatement	-0-
Total addition to 2006 net earnings	$40,152

The effect on the Company’s previously issued 2006 financial statements are summarized as follows:

	Previously
	Reported	Adjustments	Restated

Statement of Operations for the year ended December 31, 2006:
Net operating loss	$(371,846)	$40,152	$(331,694)
Net loss	(377,225)	40,152	(337,073)
Net loss per share, basic and fully diluted	(0.43)	0.04	(0.39)

Balance sheet as of December 31, 2006:
Current assets	$3,000	$(3,000)	$-0-
Leasehold improvements, property & equipment, net	414,691	78,672	493,363
Other assets	143,778	71,513	215,291
Total assets	647,999	147,185	795,184
Current liabilities	33,022	64,013	97,035
Deferred rent liability	-0-	107,088	107,088
Total liabilities	292,465	171,101	463,566
Additional paid-in capital	731,182	(63,068)	668,114
Deficit	(377,649)	40,152	(337,497)
Total stockholders’ equity	355,534	(23,916)	331,618

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

4.	LEASEHOLD IMPROVEMENTS, PROPERTY AND EQUIPMENT

Leasehold improvements, property and equipment consist of the following at December 31:
	2006	2005
Restaurant equipment	$99,180	$-0-
Machinery & equipment	29,995	-0-
Furniture and fixtures	95,032	-0-
Leasehold improvements	296,920	-0-
	521,127	-0-
Less: accumulated depreciation	(27,764)	-0-
Leasehold improvements, property and equipment, net	$493,363	$-0-

Depreciation and amortization expense for the years ended December 31, 2006 and 2005 totaled $27,764 and $-0-, respectively.

5.	DEPOSITS

As of December 31, 2006, “deposits” consists of a $128,025 security deposit on the Company’s franchise restaurant facility and a $9,765 surety bond with the Nevada Department of Taxation.

6.         FRANCHISE FEES, NET

Franchise fees consist of the following at December 31:
	2006	2005
Franchise fees	$17,500	$-0-
Less: accumulated amortization	(379)	-0-
Franchise fees, net	$17,121	$-0-

Capitalized franchise fees are amortized ratably over ten years, the life of the franchise agreement.  For the years ended December 31, 2006 and 2005, total amortization expense related to capitalized franchise fees totaled $379 and $-0-, respectively.

7.         PREPAID FRANCHISE FEES

As of December 31, 2006, prepaid franchise fees totaling $77,500 consist of advances and payments made to EVOS USA, Inc. in connection with the ARA and represent the Company’s right to open 12 EVOS® stores in the future without paying any additional franchise fees.  The prepaid franchise fees will be reclassified to “franchise fees” on a “per store” basis ($6,458 per store) on the date the Company opens each store.  The “per store” franchise fee will then be amortized over the 10-year useful life of the franchise agreement in accordance with SFAS 142, paragraph 11, which defines the useful life of an intangible asset to be the period over which the asset is expected to contribute directly or indirectly to the future cash flows of an entity.

8.         DEFERRED RENT

Deferred rent consists of differences between rent expense and actual amounts payable under the terms of the Company’s restaurant property lease plus unamortized lease incentives related to tenant improvement allowances.

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

9.         NOTES PAYABLE - RELATED PARTIES

Notes payable to related parties consists of the following at December 31:

	2006	2005
Note payable due to a officer/shareholder of the Company, bearing interest at 10%, secured, maturing January 31, 2007	$125,000	$-0-

Note payable due to a shareholder of the Company, bearing interest at 10%, secured, maturing January 31, 2007	125,000	-0-

Note payable due to a shareholder of the Company, bearing interest at 10%, unsecured, maturing March 15, 2006.	-0-	275

Note payable due to a officer/shareholder of the Company bearing interest at 10%, unsecured, maturing January 31, 2007	200	2,525
	$250,200	$2,800

Accrued but unpaid interest relating to the above notes at December 31, 2006 and 2005 totaled $3,243 and $-0-, respectively.

The notes payable totaling $2,800 plus interest of $197 were paid in 2006.  The note payable totaling $200 was paid in full in February 2007.  The two $125,000 notes payable plus interest of $9,144 were paid in full in March 2007.

10.	OTHER NOTES PAYABLE

Notes payable to non-related parties consists of the following:

	2006	2005
Note payable to private party, bearing interest at 10%, unsecured, maturing March 15, 2006 (past due and considered in default).	$3,000	$3,000
Note payable to private party, bearing interest at 10%, unsecured, maturing March 15, 2006 (past due and considered in default).	3,000	3,000
	$6,000	$6,000

Accrued but unpaid interest relating to the above notes at December 31, 2006 and 2005 totaled $677 and $-0-, respectively.

These two notes payable plus interest were paid in full in January 2007.

11.           STOCKHOLDERS’ EQUITY

These financial statements and related footnotes have been retroactively restated to reflect the effect of the reverse stock split which was effected on June 30, 2007.

The amended and restated articles of incorporation authorize a total of 100,000,000 shares of common stock, $0.001 par value, and 25,000,000 shares of preferred stock, $0.001 par value.  Common stock holders have all the rights and obligations that normally pertain to stockholders of Nevada corporations.  As of December 31, 2006 and 2005, the Company had 1,000,550 and 700,000 shares of common stock issued and outstanding, respectively.  The Company has not issued any shares of preferred stock.

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

On November 30, 2005, the Company issued 700,000 shares of restricted common stock to seven founding individuals at $0.0025 per share for consideration totaling $1,750.

During 2006, the Company issued 300,000 shares of common stock at $2.00 per share pursuant to a private placement offering.  The Company paid cash for offering costs of $55,122, receiving net cash proceeds of $544,878, and issued warrants valued at $99,192, in connection with the offering.

On August 17, 2006, the Company issued 550 shares of common stock at $2.00 per share for services valued at $1,100.

In December 2006, the Company commenced a second private placement of up to 500,000 shares of common stock at $4.00 per share.  At December 31, 2006, no funds relating to this private placement had been received.

There were no other issuances of preferred or common stock as of December 31, 2006.

12.           STOCK OPTIONS AND WARRANTS

Warrants– As of December 31, 2006 and 2005, the Company had issued warrants to purchase 150,000 and -0- shares of common stock, respectively, with a weighted average strike price of $1.22 and $-0- per share, respectively.

In January 2006, the Company issued warrants to its corporate law firm to purchase 50,000 shares of common stock with an exercise price of $0.02 per share for services relating to its first private placement.  The warrants have been valued at $99,192 using the Black-Scholes Option Pricing Model based upon the following assumptions: term of 10 years, a risk free interest rate of 4.3%, a dividend yield of 0% and volatility of 45%.  The value of the warrants was allocated against additional paid in capital as part of the offering costs of the private placement.

In December 2006, the Company issued warrants to purchase 100,000 shares of common stock with an exercise price of $2.20 to an officer and director of the Company as compensation.  The warrants have been valued at $121,387 using the Black-Scholes option pricing model based upon the following assumptions: term of 10 years, a risk free interest rate of 4.6%, a dividend yield of 0% and volatility of 45%.  The entire amount of $121,387 is expensed as of December 31, 2006.

Weighted
Average
	Number	Weighted	Remaining
	of	Average	Contractual Life
	Shares	Exercise Price	in Years
Balance, November 1, 2005 (Inception)	-0-	$-0-	-0-
Warrants granted and assumed	-0-	-0-	-0-
Warrants expired	-0-	-0-	-0-
Warrants canceled	-0-	-0-	-0-
Warrants exercised	-0-	-0-	-0-
Balance, December 31, 2005	-0-	-0-	-0-
Warrants granted and assumed	150,000	1.47	9.70
Warrants expired	-0-	-0-	-0-
Warrants canceled	-0-	-0-	-0-
Warrants exercised	-0-	-0-	-0-
Balance, December 31, 2006	150,000	$1.47	9.70

As of December 31, 2006, all warrants outstanding are exercisable.

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

Fair Value of Equity Awards  - The following table reflects the assumptions utilized to value the 2006 stock-based compensation as of December 31, 2006 under SFAS 123R and using the Black-Scholes valuation model.  The risk-free interest rate is based upon U.S. Treasury Rates for instruments with similar terms.  The full term of the warrants granted was used for the expected life since the warrants were granted to senior management and outside consultants where turnover is expected to be low and since they are expected to hold the warrants for the full term to obtain the maximum benefit.  The Company has not paid dividends to date and does not plan to pay dividends in the near future.  The volatility assumptions were derived from historical volatilities of competitors whose shares are traded in the public markets and are adjusted to reflect anticipated behavior specific to the Company.

2006 Warrants
Risk-free interest rate	4.3-4.6%
Expected life (years)	5-10Yrs
Expected dividend yield	0.0%
Volatility	45.0%

13.           RELATED PARTY TRANSACTIONS

During the year ended December 31, 2006, the Company paid an officer/shareholder $12,000 cash compensation and issued 100,000 warrants valued at $121,387 as non-cash compensation (See Note 12 above).

Several Company officers/shareholders loaned the Company $2,800 and $250,200 as of December 31, 2005 and 2006, respectively (See Note 9 above).  The 2005 loans of $2,800 plus interest of $197 were paid in full in 2006, and the 2006 loans of $250,200 plus interest of $9,144 were paid in full in 2007.

A Company officer/shareholder has donated 100 square feet of office space for Company use.  The estimated fair market value of the space is $70/month.  The annualized donated rent of $490 is considered immaterial to the financial statements and consequently not recorded on the Company’s financial statements.

14.           OCCUPANCY AND RELATED EXPENSES

The Company operates its restaurant in leased premises.  Lease terms include a refundable security deposit and lease incentives including tenant improvement allowance and a rent holiday.  The lease provides for payment by the Company of common area maintenance, taxes, insurance and various other use and occupancy costs.

Occupancy and related expenses consists of the following as of December 31, 2006 and 2005:

	2006	2005
Rent	$40,538	$-0-
CAM fees and other	3,983	-0-
Utilities	5,204	-0-
Occupancy and related expenses	$49,725	$-0-

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

Future minimum lease payments required under the lease as of December 31, 2006, are as follows:

2007	$86,844
2008	89,449
2009	92,132
2010	95,984
2011	40,803
$405,212

15.           COMMITMENTS AND CONTINGENCIES

Purchase obligations– The Company, under its Franchise agreement, is obligated to purchase various items including food and beverage inventories through franchisor approved vendors.  These obligations are related to vendor selection and not to guaranteed purchase levels or similar monetary commitments.

Litigation– In the normal course of business, the Company is subject to proceedings, lawsuits and other claims.  Such matters can be subject to many uncertainties, and outcomes are not predictable with assurance.  The Company is not aware of the existence of any such matters at December 31, 2006 or 2005, and has not provided for any such contingencies, accordingly.

16.           SUBSEQUENT EVENTS

On March 30, 2007, EVOS USA, Inc. modified the royalty payments from 5.5% of gross revenues to 3.5% until March 31, 2008, 4.5% until March 31, 2009, and 5.5% thereafter.

On May 21, 2007, the Company signed an agreement with an underwriter to provide underwriting services in conjunction with a potential IPO of the Company’s stock.

The Company initiated a private placement in December 2006, for the sale of up to 500,000 shares of its $0.001 par value common stock to accredited investors at $4.00 per share, to raise $2,000,000 of additional equity capital.  As of June 30, 2007, subscriptions have been received from 42 investors, for 389,450 shares, raising approximately $1,557,800.

On June 27, 2007, the Company stockholders adopted the 2007 Stock Option Plan that currently permits the granting of options to purchase up to 470,000 shares of the Company’s $0.001 par value common stock.  This amount adjusts at the beginning of each fiscal quarter to a number equal to 10% of the number of shares of common stock outstanding at the end of the last completed fiscal quarter, or 470,000 shares, whichever is greater, and provided further that such number will be increased by the number of shares of option stock that the Company may subsequently reacquire through repurchase or otherwise.  Options may be granted to officers, directors, employees, and consultants on a case-by-case basis.  The Plan will remain in effect until it is terminated by the board of directors or, if so appointed by the board, a committee of two or more disinterested directors administering the Plan, except that no incentive stock option will be granted after June 26, 2017.  As of July 31, 2007, 470,000 options were outstanding under the Plan.

On June 29, 2007, the Company increased its authorized capital to 100,000,000 shares of common stock, $0.001 par value, and 25,000,000 shares of preferred stock, $0.001 par value.  In connection with this action, the Company amended and restated its articles of incorporation.  The accompanying financial statements have been retroactively restated to reflect the increased authorized capital of the Company.

On June 30, 2007, the Company conducted a reverse stock split of its outstanding common stock on a 1-for-2 basis.  The accompanying financial statements and these notes have been retroactively restated to reflect the effect of the reverse stock split.

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

On June 30, 2007, the Company granted its company officers as “officer incentive compensation” 300,000 options exercisable for five years at $4.40 per share into the Company’s $0.001 par value common stock, and valued at $137,499.  One half of the amount granted is exercisable beginning March 1, 2008 and the remaining half is exercisable beginning March 1, 2009.

On June 30, 2007, the Company granted certain individuals who are Company shareholders as “consulting fees” 25,000 options exercisable for five years at $4.40 per share into the Company’s $0.001 par value common stock, and valued at $11,458.  One half of the amount granted is exercisable beginning March 1, 2008 and the remaining half is exercisable beginning March 1, 2009.

On June 30, 2007, the Company granted its board members as “board member fees” 75,000 options exercisable to purchase the Company’s $0.001 par value common stock for five years at $4.40 per share, and valued at $34,375.  25% of the amount granted shall be exercisable immediately and the remaining 75% shall be exercisable beginning June 30, 2008.

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

Notes to Quarter ended June 30, 2007 (Unaudited)

1.           LEASEHOLD IMPROVEMENTS, PROPERTY AND EQUIPMENT

During the six months ended June 30, 2007, the Company purchased fixed assets totaling $8,802.

Depreciation and amortization expense for the six months ended June 30, 2007 and 2006 totaled $35,913 and $5,442, respectively.

2.           FRANCHISE FEES, NET

Franchise fees consist of the following at June 30:
	2007	2006
Franchise fees	$17,500	$17,500
Less: accumulated amortization	(1,252)	-0-
Franchise fees, net	$16,248	$17,500

Amortization expense related to capitalized franchise fees for the six months ended June 30, 2007 and 2006 totaled $873 and $-0-, respectively.

3.           NOTES PAYABLE - RELATED PARTIES

Notes payable to related parties totaling $250,200 plus interest of $9,144 were paid in full during the six months ended June 30, 2007.

4.	OTHER NOTES PAYABLE

Notes payable totaling $6,000 plus interest of $700 were satisfied in full during January 2007 by the issuance of 3,350 shares of the Company’s $0.001 par value common stock.

5.           STOCKHOLDERS’ EQUITY

On June 30, 2007, the Company conducted a reverse stock split of its outstanding common stock on a 1-for-2 basis.  The accompanying financial statements and these notes have been retroactively restated to reflect the effect of the reverse stock split.

The amended and restated articles of incorporation authorize a total of 100,000,000 shares of common stock, $0.001 par value, and 25,000,000 shares of preferred stock, $0.001 par value.  Common stock holders have all the rights and obligations that normally pertain to stockholders of Nevada corporations.  As of June 30, 2007, the Company had 1,393,350 shares of common stock issued and outstanding.  The Company has not issued any shares of preferred stock.

The Company initiated a private placement in December 2006 for the sale of up to 500,000 shares of its $0.001 par value common stock to accredited investors at $4.00 per share to raise $2,000,000 of additional equity capital.  As of June 30, 2007, subscriptions have been received from investors for 389,450 shares raising approximately $1,557,650 (before offering costs of approximately $5,673).  As of June 30, 2007, Subscriptions Receivable totaled $150.

There were no other issuances of preferred or common stock as of December 31, 2006.

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

6.           STOCK OPTIONS AND WARRANTS

Stock Options - On June 27, 2007, the Company’s stockholders adopted the 2007 Stock Option Plan that currently permits the granting of options to purchase up to 470,000 shares of the Company’s $0.001 par value common stock.  This amount adjusts at the beginning of each fiscal quarter to a number equal to 10% of the number of shares of common stock outstanding at the end of the last completed fiscal quarter, or 470,000 shares, whichever is greater, and provided further that such number will be increased by the number of shares of option stock that the Company may subsequently reacquire through repurchase or otherwise.  Options may be granted to officers, directors, employees, and consultants on a case-by-case basis.  The Plan will remain in effect until it is terminated by the board of directors or, if so appointed by the board, a committee of two or more disinterested directors administering the Plan, except that no incentive stock option will be granted after June 26, 2017.  As of June 30, 2007, 400,000 options were outstanding under the Plan.

On June 30, 2007, the Company granted its officers as “officer incentive compensation” 300,000 options exercisable for five years at $4.40 per share into the Company’s $0.001 par value common stock, and valued at $137,499.  One half of the amount granted is exercisable beginning March 1, 2008 and the remaining half is exercisable beginning March 1, 2009.

On June 30, 2007, the Company granted certain individuals who are Company shareholders as “consulting fees” 25,000 options exercisable for five years at $4.40 per share into the Company’s $0.001 par value common stock, and valued at $11,458.  One half of the amount granted is exercisable beginning March 1, 2008 and the remaining half is exercisable beginning March 1, 2009.

On June 30, 2007, the Company granted its board members as “board member fees” 75,000 options exercisable to purchase the Company’s $0.001 par value common stock for five years at $4.40 per share, and valued at $34,375.  25% of the amount granted shall be exercisable immediately and the remaining 75% shall be exercisable beginning June 30, 2008.

Average
	Number	Weighted	Remaining
	Of	Average	Contractual Life
	Shares	Exercise Price	in Years

Balance, December 31, 2006	-0-	-0-	-0-
Options granted	400,000	4.40	4.98
Options expired	-0-	-0-	-0-
Options canceled	-0-	-0-	-0-
Options exercised	-0-	-0-	-0-
Balance, June 30, 2007	400,000	$4.40	4.98

25,000 options are exercisable as of June 30, 2007.

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

Warrants– On February 22, 2007, the Company engaged InfusionCapital, LLC to provide financial consulting services in preparation of a potential initial public offering (“IPO”) of its common stock.  The consulting services were completed in June 2007 upon retention of an underwriting firm for its initial public offering.  The Company issued a warrant to purchase 50,000 shares of common stock exercisable at $7.50 per share for five years in connection with the consulting agreement.  The value of the warrants based on the Black-Scholes valuation model is $11,265.  The $11,265 value of the warrants is included in Deferred Offering Costs on the Balance Sheet.

			Weighted
			Average
	Number	Weighted	Remaining
	of	Average	Contractual Life
	Shares	Exercise Price	in Years
Balance, December 31, 2006	150,000	1.47	9.50
Warrants granted and assumed	50,000	7.50	9.70
Warrants expired	-0-	-0-	-0-
Warrants canceled	-0-	-0-	-0-
Warrants exercised	-0-	-0-	-0-
Balance, June 30, 2007	200,000	$2.98	9.55

All warrants outstanding are exercisable as of June 30, 2007.

Fair Value of Equity Awards  - The above tables reflect the assumptions utilized to value the stock-based compensation as of December 31, 2006 and June 30, 2007 under SFAS 123R and using the Black-Scholes valuation model.  The risk-free interest rate is based upon U.S. Treasury Rates for instruments with similar terms.  The full term of the warrants granted was used for the expected life since the warrants were granted to senior management and outside consultants where turnover is expected to be low and since they are expected to hold the warrants for the full term to obtain the maximum benefit.  The Company has not paid dividends to date and does not plan to pay dividends in the near future.  The volatility assumptions were derived from historical volatilities of competitors whose shares are traded in the public markets and are adjusted to reflect anticipated behavior specific to the Company.

Risk-free interest rate	4.3-4.6%
Expected life (years)	5-10Yrs
Expected dividend yield	0.0%
Volatility	45.0%

7.           RELATED PARTY TRANSACTIONS

Several Company officers/shareholders loaned the Company $250,200 as of December 31, 2006 (See Note 5 above).  The loans of $250,200 plus interest of $9,144 were paid in full during the six months ended June 30, 2007.

On June 30, 2007, the Company granted 400,000 options to several officers, directors and shareholders pursuant to the Company’s 2007 Stock Option Plan (see Note 8 above).

A Company officer/shareholder has donated 100 square feet of office space for Company use.  The estimated fair market value of the space is $70/month.  The annualized donated rent of $490 is considered immaterial to the financial statements and consequently not recorded on the Company’s financial statements.

HEALTHY FAST FOOD, INC.
NOTES TO FINANCIAL STATEMENTS

8.           OCCUPANCY AND RELATED EXPENSES

The Company operates its restaurant in leased premises.  Lease terms include a refundable security deposit and lease incentives including tenant improvement allowance and a rent holiday.  The lease provides for payment by the Company of common area maintenance, taxes, insurance and various other use and occupancy costs.

Occupancy and related expenses consists of the following as of June 30, 2007 and 2006:

	2007	2006
Rent and CAM fees	$38,977	$4,030
Utilities	11,389	-0-
Occupancy and related expenses	$50,366	$4,030

9.           COMMITMENTS AND CONTINGENCIES

Purchase obligations– The Company, under its Franchise agreement, is obligated to purchase various items including food and beverage inventories through franchisor approved vendors.  These obligations are related to vendor selection and not to guaranteed purchase levels or similar monetary commitments.

Litigation– In the normal course of business, the Company is subject to proceedings, lawsuits and other claims.  Such matters can be subject to many uncertainties, and outcomes are not predictable with assurance.  The Company is not aware of the existence of any such matters at June 30, 2007, and has not provided for any such contingencies, accordingly.

Franchise agreement– On March 30, 2007, EVOS USA, Inc. modified the terms of the franchise agreement that governs the Company’s franchisor-franchisee relationship.  Under the modified terms, all franchisees will pay a royalty on gross revenues of 3.5% for the first year of operations, 4.5% for the second year of operations, and 5.5% for all subsequent years of operation.  The Company has paid a 5.5% royalty on gross revenues for the period October 14, 2006, through March 30, 2007.  The royalty rate has been reduced for the Company’s Henderson restaurant to 3.5% until March 31, 2008, 4.5% until March 31, 2009, and 5.5% thereafter.

10.         SUBSEQUENT EVENTS

Employment agreement– The Company entered into an employment contract with its Chief Financial Officer (“CFO”) in July 2007.  The Company has agreed to pay cash compensation of $7,000 per month and has granted options to purchase a total of 70,000 shares of common stock under the Company’s 2007 Stock Option Plan.  One-half of the options vest in four equal quarterly installments during the year beginning July 20, 2007, and the remaining half will vest in eight equal quarterly installments during the two years beginning July 20, 2008.  The term of the contract is for a period of three years, but may be terminated if the Company does not become a public reporting company.  If the Company terminates the contract without cause or if the CFO should resign for cause, the Company would be obligated to pay the CFO 12 months of cash compensation.  A lapse in the Company’s directors’ and officers’ liability insurance can be grounds for the CFO’s resignation for cause.  In addition, if a change in control should occur, all compensation due to the CFO through the end of the term of the contract would be immediately due and payable.

2,500,000 Units

Healthy Fast Food, Inc.

__________________________

PROSPECTUS
__________________________

Paulson Investment Company, Inc.

_____________, 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.        Indemnification of Directors and Officers

Under the corporate laws of the State of Nevada and the registrant’s amended and restated Articles of Incorporation, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).  The registrant’s amended Bylaws (Exhibit 3.2 hereto) also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Nevada law.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty.  They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit the registrant and other stockholders.  Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.  At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as we may permit indemnification for liabilities arising under the Securities Act to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.        Other Expenses of Issuance and Distribution

The expenses to be paid by the registrant in connection with the securities being registered are as follows:

Securities and Exchange Commission filing fee	$2,427
NASD filing fee	8,405
Nasdaq Capital Market listing Fee	50,000
Underwriter’s non-accountable expense allowance	450,000
Accounting fees and expenses*	75,000
Blue sky fees and expenses (including related legal fees)*	50,000
Legal fees and expenses*	125,000
Transfer agent fees and expenses*	10,000
Printing and engraving*	150,000
Miscellaneous expenses*	29,168

Total	$950,000
                        _________________
*Estimated

Item 26.        Recent Sales of Unregistered Securities.

Within the past three years, the registrant has issued and sold the unregistered securities set forth in the table below.  All of the share amounts and per share amounts reflect the 1-for-2 reverse stock split implemented on June 30, 2007.

Date	Persons or Class of Persons	Securities	Consideration
November 2005	Company founders - Gregory R. Janson, Ulderico Conte, Henry E. Cartwright, Terry A. Cartwright, Stan Cartwright, Dana R. Cartwright and Stacy L. Heroy (1)	700,000 shares of common stock	$1,750
January 23, 2006	Edward A. Scofield (1)	Warrant to purchase 25,000 shares of common stock at $0.02 per share expiring January 24, 2016	Legal services valued at $49,596 (preparation of private placement memorandum for January 2006 and December 2006 offerings)
January 23, 2006	Stephen T. Funari (1)	Warrant to purchase 25,000 shares of common stock at $0.02 per share expiring January 24, 2016	Legal services valued at $49,596 (preparation of private placement memorandum for January 2006 and December 2006 offerings)
January 2006 through September 2006	41 accredited investors (2)	300,000 shares of common stock	$600,000
August 17, 2006	1 accredited investor (1)	550 shares of common stock	Services valued at $1,100
November 20, 2006	Ira J. Miller (1)	Warrant to purchase 100,000 shares of common stock at $2.20 per share expiring January 24, 2016	Services valued at $121,387
December 2006 through June 2007	42 accredited investors (2)	389,450 shares of common stock	$1,557,800
February 22, 2007	InfusionCapital, LLC (1)	Warrant to purchase 50,000 shares of common stock at $7.50 per share expiring February 22, 2012	Consulting services valued at $11,265
March 13, 2007	2 accredited investors (2)	3,350 shares of common stock	Cancellation of promissory notes in the amount of $6,000 and accrued interest of $700

Date	Persons or Class of Persons	Securities	Consideration
June 30, 2007	9 officers, directors and employees (1)	Options to purchase 375,000 shares of common stock at $4.40 per share expiring June 30, 2012	Services
June 30, 2007	3 consultants – Maria Conte, Paul Migliara and Lenard Grau (1)	Options to purchase 25,000 shares of common stock at $4.40 per share expiring June 30, 2012	Services – drafting of press releases (Conte), web site development (Migliara), real estate location services (Grau)
July 20, 2007	1 officer (Brad Beckstead) (1)	Options to purchase 70,000 shares of common stock at $4.40 per share expiring July 20, 2012
_________________
(1)
The registrant relied upon the exemption from registration contained in Section 4(2) of the Securities Act, as the investors with deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant’s business.

(2)	The registrant relied upon the exemption from registration contained in Rule 506 of Regulation D under the Securities Act, as all of the investors were accredited investors.

No underwriters were used in the above stock transactions.  Restrictive legends were placed on the certificates evidencing the securities issued in all of the above transactions.

Item 27.                                Exhibits

Regulation S-B Number	Exhibit

1.1	Form of Underwriting Agreement (1)

3.1	Amended and Restated Articles of Incorporation (1)

3.2	Amended Bylaws (1)

4.1	Form of common stock certificate (2)

4.2	Form of Class A warrant (included in Exhibit 4.5)

4.3	Form of Class B warrant (included in Exhibit 4.5)

4.4	Form of unit certificate (2)

4.5	Form of Warrant Agreement between the Registrant and Computershare Trust Company, N.A.

4.6	Form of Representative’s Purchase Warrants (1)

5.1	Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.

Regulation S-B Number	Exhibit

10.1	EVOS Restaurant Franchise Agreement dated December 14, 2005 (1)

10.2	Conditional Assignment of Telephone Numbers and Listings to EVOS USA, Inc. dated December 14, 2005 (1)

10.3	Collateral Assignment and Assumption of Lease to EVOS USA, Inc. dated December 14, 2005 (1)

10.4	Addendum to Franchise Agreement dated February 6, 2006 (1)

10.5	2007 Stock Option Plan, as amended (1)

10.6	Promissory Note dated October 24, 2006 to Henry E. Cartwright and Ira J. Miller as Trustee of the Miller Family Trust dated July 18, 2000 (1)

10.7	Warrant to purchase common stock issued to Ira J. Miller dated November 20, 2006 (1)

10.8	Area Representative Agreement between EVOS USA, Inc. and Healthy Fast Food, Inc. dated December 1, 2006 (1)

10.9	Territory and Development Schedule Addendum to the Area Representative Agreement effective February 26, 2007 (1)

10.10	Letter agreement with EVOS USA, Inc. dated July 10, 2007 (1)

10.11	Contract of Employment with Brad Beckstead dated July 25, 2007 (1)

10.12	Letter agreement with EVOS USA, Inc. dated July 30, 2007 (1)

23.1	Consent of Dill Dill Carr Stonbraker & Hutchings, P.C. Reference is made to Exhibit 5.1

23.2	Consent of Reeves, Evans, McBride & Zhang, LLP

24	Power of Attorney. Reference is made to the signature page of this registration statement (1)
__________________
(1)   Filed previously.
(2)   To be filed by amendment.

Item 28.        Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The small business issuer hereby undertakes to:

(1)           File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)                 File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)                 For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                 Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)                 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)                 The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)                 Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Henderson, State of Nevada, on October 8, 2007.

HEALTHY FAST FOOD, INC.

By:	/s/ Henry E. Cartwright
Henry E. Cartwright, President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry E. Cartwright and Gregory R. Janson, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Henry E. Cartwright	President, Chief Executive Officer and	October 8, 2007
Henry E. Cartwright	Director (Principal Executive Officer)

/s/ Brad Beckstead	Chief Financial Officer (Principal Financial	October 8, 2007
Brad Beckstead	Officer and Principal Accounting Officer

*	Director	October 8, 2007
Gregory R. Janson

*	Director	October 8, 2007
Sam Dewar

*	Director	October 8, 2007
Rea M. Melanson

*	Director	October 8, 2007
Paul Schloss

*By: /s/ Henry E. Cartwright, Attorney-in-fact

INDEX TO EXHIBITS
Regulation S-B Number	Exhibit
1.1	Form of Underwriting Agreement (1)
3.1	Amended and Restated Articles of Incorporation (1)
3.2	Amended Bylaws (1)
4.1	Form of common stock certificate (2)
4.2	Form of Class A warrant (included in Exhibit 4.5)
4.3	Form of Class B warrant (included in Exhibit 4.5)
4.4	Form of unit certificate (2)
4.5	Form of Warrant Agreement between the Registrant and Computershare Trust Company, N.A.
4.6	Form of Representative’s Purchase Warrants (1)
5.1	Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.
10.1	EVOS Restaurant Franchise Agreement dated December 14, 2005 (1)
10.2	Conditional Assignment of Telephone Numbers and Listings to EVOS USA, Inc. dated December 14, 2005 (1)
10.3	Collateral Assignment and Assumption of Lease to EVOS USA, Inc. dated December 14, 2005 (1)
10.4	Addendum to Franchise Agreement dated February 6, 2006 (1)
10.5	2007 Stock Option Plan, as amended (1)
10.6	Promissory Note dated October 24, 2006 to Henry E. Cartwright and Ira J. Miller as Trustee of the Miller Family Trust dated July 18, 2000 (1)
10.7	Warrant to purchase common stock issued to Ira J. Miller dated November 20, 2006 (1)
10.8	Area Representative Agreement between EVOS USA, Inc. and Healthy Fast Food, Inc. dated December 1, 2006 (1)
10.9	Territory and Development Schedule Addendum to the Area Representative Agreement effective February 26, 2007 (1)
10.10	Letter agreement with EVOS USA, Inc. dated July 10, 2007 (1)
10.11	Contract of Employment with Brad Beckstead dated July 25, 2007 (1)
10.12	Letter agreement with EVOS USA, Inc. dated July 30, 2007 (1)
23.1	Consent of Dill Dill Carr Stonbraker & Hutchings, P.C. Reference is made to Exhibit 5.1
23.2	Consent of Reeves, Evans, McBride & Zhang, LLP
24	Power of Attorney. Reference is made to the signature page of this registration statement (1)
______________
(1)  Filed previously.
(2)  To be filed by amendment.